LIMITED PARTNERSHIP AGREEMENT


                                       OF


                            HT/CNL METRO HOTELS, L.P.


                                 BY AND BETWEEN


                         CNL HOSPITALITY PARTNERS, L.P.


                                       AND


                     HERSHA HOSPITALITY LIMITED PARTNERSHIP


                          DATED: AS OF APRIL 21, 2003

                                TABLE OF CONTENTS

ARTICLE  1  FORMATION  AND  CONTINUATION . . . . . . . . . . . . . . . . . .   1

     Section  1.1     Organization . . . . . . . . . . . . . . . . . . . . .   1

     Section  1.2     Agreement;  Effect  of  Inconsistencies  with  Act . .   1

     Section  1.3     Name . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Section  1.4     Effective  Date. . . . . . . . . . . . . . . . . . . .   2

     Section  1.5     Term . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Section  1.6     Certificate  of  Limited  Partnership. . . . . . . . .   2

     Section  1.7     Registered  Agent  and  Office . . . . . . . . . . . .   2

     Section  1.8     Principal  Place  of  Business . . . . . . . . . . . .   2

     Section  1.9     Foreign  Qualifications. . . . . . . . . . . . . . . .   3

     Section  1.10     Partner's  Qualifications . . . . . . . . . . . . . .   3

ARTICLE  2  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Section  2.1     General  Interpretive  Principles. . . . . . . . . . .   3

     Section  2.2     Defined  Terms . . . . . . . . . . . . . . . . . . . .   3

ARTICLE  3  BUSINESS,  PURPOSES  AND  POWERS . . . . . . . . . . . . . . . .  11

     Section  3.1     Business  and  Purpose . . . . . . . . . . . . . . . .  11

     Section  3.2     Powers . . . . . . . . . . . . . . . . . . . . . . . .  11

     Section  3.3     Limitations  on  Scope  of  Business . . . . . . . . .  13

     Section  3.4     Proposed  Acquisitions;  The  Investment  Committee. .  13

ARTICLE  4  PARTNERS,  CAPITAL  CONTRIBUTIONS  AND  FINANCING. . . . . . . .  14

     Section  4.1     Identity  of  Partners  and  Percentage  Interests . .  14

     Section  4.2     Initial  Capital  Contributions. . . . . . . . . . . .  14

     Section  4.3     Additional  Contributions After Initial Capital
                      Contributions. . . . . . . . . . . . . . . . . . . . .  15

     Section  4.4     Capital  Accounts. . . . . . . . . . . . . . . . . . .  16


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
     Section  4.5     Return  of  Capital  Contributions . . . . . . . . . .  17

     Section  4.6     No  Third  Party  Beneficiary  Rights. . . . . . . . .  17

ARTICLE  5  ALLOCATIONS  AND  DISTRIBUTIONS. . . . . . . . . . . . . . . . .  17

     Section  5.1     Distributions. . . . . . . . . . . . . . . . . . . . .  17

     Section  5.2     Determination  of  Profits  and  Losses. . . . . . . .  18

     Section  5.3     General  Allocation  Rules . . . . . . . . . . . . . .  19

     Section  5.4     Income  Tax  Elections . . . . . . . . . . . . . . . .  20

     Section  5.5     Income  Tax  Allocations . . . . . . . . . . . . . . .  20

     Section  5.6     Transfers  During  Fiscal  Year. . . . . . . . . . . .  21

     Section  5.7     [Intentionally  Omitted] . . . . . . . . . . . . . . .  21

     Section  5.8     Special  Allocations  to  Comply with Section 704

                      Regulations. . . . . . . . . . . . . . . . . . . . . .  21

     Section  5.9     Taxation  as  a  Partnership . . . . . . . . . . . . .  24

     Section  5.10    Assignees  Treated  as  Partners . . . . . . . . . . .  24

     Section  5.11    Tax  Matters  Partner. . . . . . . . . . . . . . . . .  24

ARTICLE  6  RIGHTS  AND  DUTIES  OF  PARTNERS. . . . . . . . . . . . . . . .  25

     Section  6.1     Management . . . . . . . . . . . . . . . . . . . . . .  25

     Section  6.2     Liability  of  Partners. . . . . . . . . . . . . . . .  25

     Section  6.3     Indemnification. . . . . . . . . . . . . . . . . . . .  26

     Section  6.4     Major  Decisions . . . . . . . . . . . . . . . . . . .  26

     Section  6.5     Intentionally  Omitted.. . . . . . . . . . . . . . . .  28

     Section  6.6     Signing  of  Documents . . . . . . . . . . . . . . . .  28

     Section  6.7     Right  to  Rely  on  Authority  of  General  Partner .  28

     Section  6.8     Outside  Activities. . . . . . . . . . . . . . . . . .  29

     Section  6.9     Limitations  on  Powers  of  Partners. . . . . . . . .  29

     Section  6.10    Prohibition  Against  Partition;  Distribution in Kind  29


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
     Section  6.11    Budgets. . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE  7  BOOKS  OF  ACCOUNT  AND  REPORTS;  ACCESS  TO  RECORDS . . . . .  30

     Section  7.1     Books  and  Records. . . . . . . . . . . . . . . . . .  30

     Section  7.2     Banking. . . . . . . . . . . . . . . . . . . . . . . .  30

     Section  7.3     Reports  to  Partners. . . . . . . . . . . . . . . . .  31

     Section  7.4     Accountants. . . . . . . . . . . . . . . . . . . . . .  31

     Section  7.5     Interim  Tax  Information. . . . . . . . . . . . . . .  31

ARTICLE  8  TRANSFERS  OF  PARTNERSHIP  INTERESTS  AND  ECONOMIC RIGHTS. . .  31

     Section  8.1     Partner's  or  Assignee's  Right  to  Transfer . . . .  31

     Section  8.2     Conditions  of  Transfer . . . . . . . . . . . . . . .  31

     Section  8.3     Partners'  Rights  of  First  Offer  and First Refusal  32

     Section  8.4     Creation  of  Lien  and  Security  Interest. . . . . .  34

     Section  8.5     Non-Complying  Transfers  Void . . . . . . . . . . . .  34

ARTICLE  9  ADMISSION  OF  ASSIGNEES . . . . . . . . . . . . . . . . . . . .  34

     Section  9.1     Rights  of  Assignees. . . . . . . . . . . . . . . . .  34

     Section  9.2     Admission  of  Assignee  as  a  Partner. . . . . . . .  34

     Section  9.3     Admission  of  Permitted  Transferee  as  Partner. . .  34

ARTICLE  10  DEFAULT  AND  REMEDIES. . . . . . . . . . . . . . . . . . . . .  35

     Section  10.1    Events  of  Default. . . . . . . . . . . . . . . . . .  35

     Section  10.2    Remedies  upon  the Occurrence of an Event of Default.  36

ARTICLE  11  BUY-SELL. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

     Section  11.1    Initiation  of  Procedure. . . . . . . . . . . . . . .  38

     Section  11.2    Response.. . . . . . . . . . . . . . . . . . . . . . .  40

     Section  11.3    Closing. . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE  12  SALE  OF  PROPERTY. . . . . . . . . . . . . . . . . . . . . . .  41


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
     Section 12.1     Partner's Right to Make Proposed Offer or to Obtain
                      Third Party Offer. . . . . . . . . . . . . . . . . . .  41

     Section  12.2    Responding  Partner's  Option  to  Purchase. . . . . .  41

     Section  12.3    Sale  of  Property . . . . . . . . . . . . . . . . . .  42

     Section  12.4    Exceptions . . . . . . . . . . . . . . . . . . . . . .  43

     Section  12.5    Third  Party  Offer. . . . . . . . . . . . . . . . . .  43

     Section  12.6    Cash  Price. . . . . . . . . . . . . . . . . . . . . .  44

     Section  12.7    Termination  of  Property  Management  Agreement . . .  44

     Section  12.8    Three  Year  Condition . . . . . . . . . . . . . . . .  44

ARTICLE  13  SPECIAL  RIGHTS  OF  LIMITED  PARTNER  UNITS. . . . . . . . . .  44

     Section  13.0    Exchangeability. . . . . . . . . . . . . . . . . . . .  44

     Section  13.1.   Mechanics. . . . . . . . . . . . . . . . . . . . . . .  44

     Section  13.2    Determination  of  Fair  Market  Value . . . . . . . .  47

     Section  13.3    Payment  of  Note/Sale  of  Property . . . . . . . . .  54

     Section  13.4    Release  from  Liability . . . . . . . . . . . . . . .  55

ARTICLE  14  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . .  54

     Section  14.1    55

     Section  14.2    56

     Section  14.3    56

ARTICLE  15  DISSOLUTION  OF  COMPANY. . . . . . . . . . . . . . . . . . . .  57

     Section  15.1    Events  Causing  Dissolution . . . . . . . . . . . . .  57

     Section  15.2    Winding  Up. . . . . . . . . . . . . . . . . . . . . .  57

     Section  15.3    Application  of  Assets  in  Winding  Up . . . . . . .  57

     Section  15.4    Negative  Capital  Accounts. . . . . . . . . . . . . .  58

     Section  15.5    Termination. . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE  16  MISCELLANEOUS  PROVISIONS . . . . . . . . . . . . . . . . . . .  59


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     Section  16.1    Amendment  and  Modification . . . . . . . . . . . . .  59

     Section  16.2    Parties  in  Interest. . . . . . . . . . . . . . . . .  59

     Section  16.3    Notices. . . . . . . . . . . . . . . . . . . . . . . .  59

     Section  16.4    Counterparts . . . . . . . . . . . . . . . . . . . . .  60

     Section  16.5    Entire  Agreement. . . . . . . . . . . . . . . . . . .  60

     Section  16.6    Governing  Law;  Choice  of  Forum . . . . . . . . . .  61

     Section  16.7    Public  Announcements. . . . . . . . . . . . . . . . .  61

     Section  16.8    Headings . . . . . . . . . . . . . . . . . . . . . . .  61

     Section  16.9    Articles,  Sections. . . . . . . . . . . . . . . . . .  61

     Section  16.10   Binding  Effect. . . . . . . . . . . . . . . . . . . .  61

     Section  16.11   Jury  Trial  Waiver. . . . . . . . . . . . . . . . . .  61

     Section  16.12   Incorporation  of  Recitals. . . . . . . . . . . . . .  62


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


                          LIMITED PARTNERSHIP AGREEMENT

THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of April 21, 2003 (the "Effective Date"), by and among CNL Hospitality
                           --------------
Partners, L.P., a Delaware limited partnership (hereinafter sometimes referred to as "CHP", or the "Limited Partner", and Hersha Hospitality Limited
       ---           ---------------
Partnership, a limited partnership organized under the laws of the Commonwealth of Virginia (hereinafter sometimes referred to as "HLP" or the "General
                                                   ---          -------
Partner").  The General Partner and Limited Partner are hereinafter referred to
-------
collectively as the "Partners".
                     --------

                                    RECITALS
                                    --------

A. The parties hereto formed a Delaware limited partnership known as HT/CNL Metro Hotels, L.P. (the "Company") for purposes of acquiring from time to
                                -------
time,  through wholly owned subsidiary entities, real estate properties.

B     Pursuant to this Agreement, during the one year period commencing on the
Effective Date, it is the desire of the Partners that all real estate acquisition and development opportunities that are known to the General Partner and/or HHMLP meeting certain criteria be referred, on an exclusive basis, to the Company for consideration by its Investment Committee (as defined herein).

C. The parties hereto further desire to enter into this Agreement to provide for the harmonious management of the Company.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

                                    ARTICLE 1

                           FORMATION AND CONTINUATION

SECTION 1.1     ORGANIZATION. The Company was organized as a Delaware limited
-----------     -------------
partnership pursuant to the Act (as herein defined).

SECTION 1.2     AGREEMENT; EFFECT OF INCONSISTENCIES WITH ACT.  The Partners
-----------     ----------------------------------------------
agree to the terms and conditions of this Agreement, as it may from time to time be amended, supplemented or restated according to its terms. The Partners intend that this Agreement shall be the sole source of the agreement among the parties with respect to the Subsidiaries and the Properties (as herein defined), and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations (as herein defined) or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act. If the Act is subsequently amended or interpreted in such a way as to validate a provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. Each Partner shall be entitled to rely on the provisions of this Agreement, and no Partner shall be liable to the Company or to any other Partner for any action or refusal to act taken in good faith reliance on this Agreement. The Partners and the Company agree that the duties and obligations imposed on the Partners as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Company and the Partners, notwithstanding any provision of the Act or common law to the contrary.

SECTION 1.3     NAME. The name of the Company shall be "HT/CNL Metro Hotels,
-----------     -----
L.P.", and such name shall be used at all times in connection with the conduct of the Company's business.

SECTION  1.4     EFFECTIVE DATE.  This Agreement shall become effective as of
------------     ---------------
the Effective Date.

SECTION 1.5     TERM.  The Company shall have perpetual existence and shall
-----------     -----
continue until the Company is dissolved and its affairs wound up in accordance with this Agreement and the Act.

SECTION 1.6     CERTIFICATE OF LIMITED PARTNERSHIP. On February 25, 2003, a
-----------     -----------------------------------
certificate of limited partnership for the Company was filed with the Secretary of State of the State of Delaware pursuant to the Act. The General Partner shall take all other actions deemed by it to be necessary or appropriate from time to time to comply with all applicable requirements for the operation and, when appropriate, termination of the Company as a limited partnership under the Act.

SECTION 1.7     REGISTERED AGENT AND OFFICE.  The Company's registered agent for
-----------     ---------------------------
service of process and registered office in the State of Delaware shall be that Person and location reflected in the Certificate. The General Partner may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. If the registered agent ceases to act as such for any reason or the registered office shall change, the General Partner shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

SECTION 1.8     PRINCIPAL PLACE OF BUSINESS.  The Company's principal place of
-----------     ----------------------------
business shall be located at c/o Hersha Hospitality Limited Partnership, 148 Sheraton Drive, Box A, New Cumberland, Pennsylvania 17070. The General Partner may change the location of the Company's principal place of business to anywhere within the United States from time to time. The General Partner shall make those filings and take those other actions required by applicable law in connection with the change and shall give notice to all Partners of the new location of the Company's principal place of business promptly after the change becomes effective.

SECTION 1.9     FOREIGN QUALIFICATIONS.  The Company shall qualify to do
-----------     -----------------------
business as a foreign limited partnership in each jurisdiction in which the nature of its business requires such qualification. The General Partner may select any Person permitted by applicable law to act as registered agent for the Company in each jurisdiction in which it is qualified to do business, and may replace any such Person from time to time.

Section 1.10     Partner's Qualifications.  Each Partner shall maintain its
-----------     -------------------------
respective existence and good standing under the laws of its state of incorporation or formation, and its qualification to do business in such jurisdictions where such qualifications are required.

                                    ARTICLE 2

                                   DEFINITIONS

SECTION 2.1     GENERAL INTERPRETIVE PRINCIPLES.  For purposes of this
-----------     --------------------------------
Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein); (iii) references in this Agreement to "Articles," "Sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) the words "hereto," "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the word "including" means "including, but not limited to"; (vii) the words "not including" mean "excluding only"; (viii) the headings in this Agreement are for convenience only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of any of the provisions of this Agreement; and (ix) all Schedules and Exhibits to this Agreement are incorporated herein by this reference thereto as if fully set forth herein, and all references herein to this Agreement shall be deemed to include all such incorporated Schedules and Exhibits.

SECTION 2.2     DEFINED TERMS. As used in this Agreement, the following terms
-----------     --------------
shall have the following respective meanings (unless otherwise expressly provided herein):

          ACT: The Delaware Revised Uniform Limited Partnership Act in its present form or as amended from time to time.

          ACQUISITION PROFILE: Such investment criteria, characteristics and parameters for an investment in real estate as agreed to by the Partners and set forth in detail on Exhibit A attached hereto, which shall include, without limitation, market conditions, asset size, franchise brand, asset value and desired investment returns, all of which shall be considered by the members of the Investment Committee in connection with their deliberation as to whether to recommend for consideration a Proposed Transaction to the Partners.

          ADDITIONAL CAPITAL CONTRIBUTIONS: The additional Capital Contributions required to be made by the Partners pursuant to Section 4.3 including the Capital Contribution made by a Nondefaulting Partner for a Defaulting Partner pursuant to Section 10.2.

          ADJUSTED BASIS: The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in Section 1011 of the Code.

          ADMINISTRATION FEE: A cumulative quarterly administration fee payable to the General Partner equal to 8.75 basis points (.0875%) of the aggregate cost of the Properties at a fiscal quarter end during the term of this Agreement.

          AFFILIATE: and all derivations thereof, shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and the rules thereunder and shall include, without limitation, for the avoidance of doubt, (a) the officers, directors or trustees of the Company, any Subsidiary, or any Partner, (b) any Person directly or indirectly owning, controlling or holding the power to vote 5% or more of the outstanding voting securities of the Company, any Subsidiary, or any Partner, and (c) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Company, any Subsidiary or any Partner.

          AGREEMENT: This Limited Partnership Agreement in its present form or as amended, supplemented or restated from time to time.

          APPROVED ACQUISITION: Any proposed Acquisition of a Property which has been approved by the Investment Committee and by the Partners.

          ASSIGNEE: A Person to whom a Partnership Interest is Transferred and who is not admitted as a Partner.

          BUSINESS DAY: Any day other than a Saturday, a Sunday or a day on which national banks in New York City, New York are not open for business or are authorized by law to close.

          CAPITAL ACCOUNT: The capital account of a Partner maintained in accordance with Section 4.4.

          CAPITAL CONTRIBUTION: Any money or property from time to time contributed by a Partner to the Company, including Additional Capital Contributions.

          CAPITAL PROCEEDS: The cash proceeds received by the Company from a Capital Transaction (excluding the proceeds of business interruption insurance) which are not used by the Company to pay for the costs and expenses incurred in connection with the Capital Transaction, including, in the case of casualty or condemnation, the costs and expenses of collecting any insurance proceeds or the condemnation award, as the case may be. Capital Proceeds shall include all payments of principal of, and interest on, any promissory note or other obligation received by the Company in connection with a Capital Transaction and shall be increased by any reduction of reserves previously established out of Capital Proceeds.

          CAPITAL TRANSACTION: A transaction in which the Company (i) borrows money,(ii) sells, exchanges or otherwise disposes of all or any part of its or a Subsidiary's property, including a sale or other disposition pursuant to a condemnation, or (iii) receives the proceeds of property damage insurance, or any other transaction that, in accordance with GAAP, is considered capital in nature.

          CARRYING VALUE: Carrying Value means, with respect to any asset, the Adjusted Basis of the asset, except as follows:

               (i) the initial Carrying Value of an asset contributed by a Partner to the Company after the Effective Date shall be the gross fair market value of the asset, as agreed to by the Partners at the time the asset is contributed;

               (ii) the Carrying Values of the Company's and the Subsidiaries' assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Partners, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Assignee or Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company
            -- -------
     to a Partner or an Assignee of more than a de minimis amount of property as
                                                -- -------
     consideration for all or part of a Partnership Interest or an Assignee's Economic Rights; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); but adjustments pursuant to clauses (a) and (b) above shall be made only if the Partners reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Company;

               (iii) the Carrying Value of an asset of the Company distributed to a Partner shall be adjusted to equal the gross fair market value of the asset on the date of distribution as reasonably determined by the Partners; and

               (iv) the Carrying Values of the Company's and the Subsidiaries' assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of those assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that those adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m) and Section 5.2(g); but the Carrying Values shall not be adjusted pursuant to this clause (iv) to the extent the Partners reasonably determine that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Carrying Value of an asset is determined or adjusted pursuant to clauses
(i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profit and Loss.

          CERTIFICATE: The Certificate of Limited Partnership of the Company filed with the Secretary of State of the State of Delaware, as amended from time to time in accordance with the Act.

          CLASS A COMMON SHARES: The authorized shares of Priority Class A Common Shares of HT, par value $.01 per share.

          CODE: The Internal Revenue Code of 1986, as in effect and hereafter amended.

          COMPANY: The limited partnership formed pursuant to this Agreement, and any successor limited partnership which continues the business of the Company, and is a reformation or reconstitution of the Company.


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
          COMPANY LOAN: Any obligation for borrowed money, and any bonds, debentures, notes or other evidences of indebtedness that constitute an obligation and indebtedness of the Company.

          DEFAULTING PARTNER: A Partner or Partners with respect to which an Event of Default has occurred and is continuing.

          DEPRECIATION: For each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its Adjusted Basis on the Effective Date or at the beginning of a subsequent Fiscal Year, Depreciation shall be determined in a manner permitted by the Regulations promulgated under Section 704(c). To the extent consistent with such Regulations, Depreciation shall be an amount which bears the same ratio to the beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for the Fiscal Year (or part thereof) bears to such beginning Adjusted Basis.

          DISCRETIONARY CAPITAL shall mean an amount up to $10 million that was contributed by CHP to HLP in consideration for HLP partnership units (pursuant to the terms of the Securities Purchase Agreement) and which is used pursuant to the Securities Purchase Agreement by HLP for discretionary purposes unrelated to transactions contemplated by this Agreement.

          DISTRIBUTION: A transfer of property (including cash) by the Company to a Partner or an Assignee on account of a Unit pursuant to Section 5.1 or
Section 15.3.

          ECONOMIC RIGHTS: With respect to an Assignee, the Assignee's rights to receive allocations of Profits and Losses and Distributions.

          EMERGENCY COSTS: Costs and expenses required to (a) correct a condition that if not corrected would endanger imminently the preservation or safety of a Property or the Properties or the safety of tenants, guests or other persons lawfully on or using a Property, (b) avoid the imminent suspension of any necessary service in or to a Property, or (c) prevent any of the Partners or any Subsidiary from being subjected imminently to criminal or substantial civil penalties or damages.

          EVENT OF DEFAULT:  As defined in Section 10.1.

          FISCAL QUARTER:  Each calendar quarter in each Fiscal Year.

          FISCAL YEAR:  The calendar year.

          GAAP: United States generally accepted accounting principles consistently applied from accounting period to accounting period and within each such accounting period.

          GENERAL PARTNER: HLP, or any successor general partner appointed pursuant to Section 6.1.

          GENERAL PARTNER PREFERRED DISTRIBUTION: A cumulative per annum (but not compounded) return on the Unreturned Capital Contributions attributable to each General Partner Unit equal to thirteen percent (13%) for the period during the term of this Agreement

          GENERAL PARTNER UNITS: A Partnership Interest of the General Partner representing the Partnership Interests of the General Partner and includes all benefits to which the General Partner is entitled, as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

          HT: shall mean Hersha Hospitality Trust, a Maryland real estate investment trust and General Partner of HLP.

          INITIAL CAPITAL CONTRIBUTIONS: The Capital Contributions made by the Partners pursuant to Section 4.2.

          INSTITUTIONAL LENDER: A commercial or savings bank, savings and loan association, public or privately-held fund engaged in real estate or corporate lending, pension fund, insurance company, endowment fund or trust, real estate investment trust, government agency, or quasi-governmental agency, such as a board, bureau, authority or department of any federal, state or local government, any corporation established by or for the benefit of any federal, state or local governmental agency or authority, any asset manager or investment advisor acting on behalf of any such entity, or any entity composed of one or more of the foregoing.

          LIMITED PARTNER OR LIMITED PARTNER:  As defined in the Preamble.

          LOSS:  As defined in Section 5.2.

          LIMITED PARTNER PREFERRED DISTRIBUTION: A cumulative per annum (but not compounded) return on the Unreturned Capital Contributions attributable to each Limited Partner Unit equal to ten and one-half percent (10.5%) for the period during the term of this Agreement.

          LIMITED PARTNER UNITS: A Partnership Interest of the Limited Partner representing the Partnership Interests of the Limited Partner and includes all benefits to which the Limited Partner may be entitled, as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement, which benefits and obligations shall include, without limitation, those certain benefits set forth in Article 13 hereof.

          MATURITY: With respect to any Company Loan, the maturity date of such Company Loan as set forth in the documents evidencing such Company Loan, including for this purpose the maturity date or accelerated maturity date, if applicable, that results by virtue of an acceleration of the maturity date of a Company Loan pursuant to the terms of the documents evidencing such indebtedness.

          MORTGAGE:  Any mortgage, deed of trust, or similar security document.

          NECESSARY EXPENDITURES: (a) all Emergency Costs, and (b) all other expenditures whether or not of a recurring nature that are necessary for the Company, or any Subsidiary to preserve, operate, maintain, improve or protect the Property consistent with any approved Subsidiary Budget, including payment of any amounts due under any Property Management Agreement, insurance payments, real estate tax payments, utility costs, repair and maintenance costs, costs of compliance with federal, state and local laws, codes, rules or regulations, and any other operating expenses or capital expenses set forth in each Subsidiary Budget or otherwise approved by the Partners and including payment of the principal balance of a Company Loan upon its Maturity, but excluding payment of the principal balance of a Company Loan prior to its Maturity, unless such payment has been approved in writing by the Limited Partner in accordance with Section 6.4.

          NET CASH FLOW: For any specified period, an amount equal to the sum of (i) all cash revenues received by the Company during such period from any source (including distributions from Subsidiaries and proceeds of business interruption insurance, but excluding funds received as Capital Contributions or Capital Proceeds), and (ii) amounts set aside as reserves during earlier periods where, and to the extent, such reserves are determined by the General Partner to be no longer reasonably necessary in the efficient conduct of the Company's or any Subsidiary's business or otherwise required by the Property Management Agreements reduced by the sum of (w) cash expenditures by the Company during such period for real estate taxes, management fees and other costs and expenses in connection with the normal conduct of the Company's business (excluding the Administration Fee), (x) all payments by the Company during such period of principal of and interest on loans and other obligations of the Company for borrowed money, including loans made by a Partner to the Company, (y) all cash expenditures by the Company during such period for the acquisition of property, for construction period interest and taxes and for loan fees, whether or not capitalized, and for capital improvements and/or replacements, and (z) such reserves as established for working capital, maintenance, repairs, replacements, capital improvements, contingent or unforeseen liabilities or obligations and to meet anticipated expenses during such period as are reasonably necessary in the efficient conduct of the Company's business, or are required by the Property Management Agreements, but only to the extent the payments and expenditures described in clauses (w), (x) and (y) are not made from funds received as Capital Contributions or Capital Proceeds or from cash reserves of the Company which were established during, and deducted in determining Net Cash Flow for, any earlier period and the reserves described in clause (z) are not established from funds received as Capital Contributions or Capital Proceeds.

          NET CASH FLOW PROJECTION: An annual report prepared by the General Partner and approved by the Limited Partner, based on existing Subsidiary Budgets, and anticipated cash flows approved by the Partners for any upcoming fiscal year, which shall set forth a net cash flow projection.

          NONDEFAULTING PARTNER:  Any Partner other than a Defaulting Partner.

          NONRECOURSE DEDUCTIONS:  As defined in Regulations Section
1.704-2(b)(1).

          ORIGINAL ISSUE PRICE:   The amount of $100.00 per Partnership Unit.

          PARTNERS:  The Limited Partner and the General Partner.

          PARTNERSHIP INTEREST: With respect to a Partner, the Partner's entire ownership interest in the Company, including all of the Partner's rights and obligations hereunder including, without limitation, its Economic Rights, voting rights and the obligation to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units and all references to Partnership Interests shall include the Partnership Units evidencing such Partnership Interest.

          PARTNERSHIP UNIT: A fractional, undivided share of the Partnership Interests of the Company. The number of Partnership Units outstanding and the Percentage Interests in the Company represented by such Partnership Units are set forth on Schedule 4.1(b), as such Schedule may be amended from time to time. The ownership of Partnership Units shall be evidenced by a form of non-negotiable certificate that the Partners may approve from time to time.

          PERCENTAGE INTEREST: The percentage interest from time to time of each Partner in the Company, determined by dividing the number of Partnership Units owned by the Partner in question by the total number of Partnership Units outstanding, as such percentage interest is adjusted from time to time pursuant to any provision of this Agreement that provides for such adjustment.

          PERMITTED TRANSFEREE: Any person controlling or controlled by the Partner, which, for purposes of this definition, means the ownership of voting securities of the Partner or Subsidiary entity in question in an amount in excess of 50% of all such voting securities which are issued and outstanding.

          PERSON: An individual, corporation, trust, association, unincorporated association, estate, partnership, joint venture, limited partnership, limited liability company or other legal entity, including a governmental entity.

          PREFERRED DISTRIBUTION: With respect to any period, the sum of the General Partner Preferred Distribution for such period and the Limited Partner Preferred Distribution for such period.

          PROFIT:  shall have the meaning set forth in Section 5.2.

          PROPERTY OR PROPERTIES: shall mean those certain real estate assets acquired from time to time by the Subsidiaries and/or the Company as set forth on Exhibit B, as amended.

          PROPERTY ACQUISITION CONTRIBUTIONS: shall have the meaning set forth in Section 4.3(c).

          PROPERTY MANAGEMENT AGREEMENT: A management agreement by and between the Property Manager, and the Company in a form approved by the Partners pursuant to this Agreement.

          PROPERTY MANAGER: Hersha Hospitality Management L.P., a Pennsylvania limited partnership ("HHMLP"), or any other Property Manager selected by the Partners pursuant to this Agreement.

          PROPOSED ACQUISITION: Any and all real estate acquisition and development opportunities which the General Partner and HHMLP may learn of from time to time during the one year period commencing on the Effective Date that are within the business purpose of the Company and/or any Subsidiary, as set forth in Section 3.1(a).

          REGULATIONS: The permanent and temporary regulations, and all amendments, modifications and supplements thereof, from time to time promulgated by the Secretary of the Treasury under the Code.

          SECRETARY OF STATE:  The Secretary of State of the State of Delaware.

          SECURITIES PURCHASE AGREEMENT: That certain Securities Purchase Agreement by and among CHP, HT and HLP, dated April 21, 2003.

          SUBSIDIARY: A bankruptcy remote single purpose entity that is wholly owned by the Company which may take the form of a limited partnership, limited liability company or other form of entity as determined by the Partners.

          SUBSIDIARY BUDGET:     As defined in Section 6.11 hereof.

          TRANSFER AND TRANSFERRED: A sale, assignment, transfer or other disposition (voluntarily or by operation of law) of, or the granting or creating of a lien, encumbrance or security interest in, a Partnership Interest.

          UNRETURNED CAPITAL CONTRIBUTIONS: shall mean the Capital Contributions of a Partner, less, in the case a holder of Limited Partner Units, previous distributions of Capital Proceeds made to it pursuant to Sections 12.3(b)(i) and 15.3(c)(i) or otherwise and in the case of a holder of General Partner Units, previous distributions made of Capital Proceeds to it pursuant to Sections 12.3(b)(ii) and 15.3(c)(ii) or otherwise.

                                    ARTICLE 3

                          BUSINESS, PURPOSES AND POWERS

SECTION 3.1     BUSINESS AND PURPOSE.  The sole business and purpose of the
-----------     --------------------
Company shall be, and shall be limited to (i) owning Properties through the Subsidiaries, (ii) owning, holding and disposing of ownership interests (as a partner or member, as applicable) in the Subsidiaries and (iii) carrying on all activities reasonably related thereto (but shall not include the acquisition of additional property or other material assets not related to the ownership and management of ownership interests in the Subsidiaries).

          (a)     The business and purpose of each Subsidiary shall:

               (i) subject to the provisions of Section 3.4 below, be to acquire, own, hold, develop, construct, lease, operate, manage, maintain, mortgage, improve, repair, encumber, finance, refinance, sell, redevelop, rehabilitate, improve and otherwise deal with and dispose of, directly or indirectly the Properties; and

               (ii) be to conduct all activities reasonably necessary or desirable to accomplish the foregoing purposes and to do anything necessary or incidental to any of the foregoing, which in each case, is not a breach of this Agreement;

          (b) Subject to the provisions of Section 3.4, the Company shall form a wholly owned Subsidiary to be the record owner of each Property (or interests therein) for purposes of conducting the Company's business. The provisions contained in each such Subsidiary's organic and constituent documents and instruments shall be pursuant to terms agreed to by the Partners. Unless otherwise agreed to by the General Partner and the Limited Partner, a Subsidiary may only be formed in connection with an Approved Acquisition.

          (c) During the one year period commencing on the Effective Date, the General Partner and HHMLP (i) shall, on an exclusive basis, present all Proposed Acquisitions to the Company and the Investment Committee in accordance with Section 3.4, and (ii) shall not take any action related to any Proposed Acquisition, unless such Proposed Acquisition is not recommended by the Investment Committee to the Partners, or consummation of such Proposed Acquisition is not approved by the Partners. Such exclusivity shall not apply to the Limited Partner, it being the intent of the Partners that the Limited Partner is under no obligation to refer such opportunities to the Company and may pursue such opportunities directly, subject to Article 14.
                                                   ----------

          (d) Neither the Company nor a Subsidiary may engage in any other business or activity without the approval of the Partners.

SECTION 3.2     POWERS.  Except as otherwise provided in this Section 3.2, the
-----------     -------
Company shall have all powers of a limited partnership under the Act and the power to do all things necessary or convenient to operate its business and accomplish its purposes as described in Section 3.1, including the following:

          (a) to hold, operate, manage and exercise rights with respect to all property owned by the Company, including the ownership interest in the Subsidiaries;

          (b) to sell, transfer, assign, convey, lease, encumber or otherwise dispose of or deal with all or any part of the property of the Company;

          (c) to incur expenses and to enter into and carry out contracts, agreements and guaranties necessary to accomplish the business and purposes of the Company;

          (d) to raise and provide such funds as may be necessary to further the business and purposes of the Company and to borrow money, incur liabilities and issue promissory notes and other evidences of indebtedness, and to secure the same by security interest or other lien on all or any part of the property of the Company;

          (e) to employ or retain, on behalf of the Company, such Persons as the Partners deem advisable in the operation and management of the business of the Company, including such accountants, attorneys and consultants as the General Partner deems appropriate, on such reasonable terms and at such reasonable compensation as the Partners shall determine;

          (f) to collect, receive and deposit all sums due or to become due to the Company;

          (g) to hire and appoint agents and employees of the Company, to define their duties and to establish their compensation;

          (h) to pay any and all taxes, charges and assessments that may be levied, assessed or imposed upon any property of the Company;

          (i) to demand, sue for, collect, recover and receive all goods, claims, debts, moneys, interest and demands whatsoever now due or that may hereafter become due or belong to the Company, including the right to institute any action, suit, or other legal proceedings for the recovery of any property, or any part or parts thereof, to the possession of which the Company may be entitled, and to make, execute and deliver receipts, releases and other discharges therefore under seal or otherwise;

          (j) to make, execute, endorse, accept, collect and deliver any and all bills of exchange, checks, drafts and notes of the Company;

          (k) to defend, settle, adjust, compound, submit to arbitration and compromise all actions, suits, accounts, reckonings, claims and demands whatsoever that now are or hereafter shall be pending between the Company and any Person (other than disputes between or among Partners), at law or in equity, in such manner and in all respects as the Partners shall deem fit;

          (l) to secure and maintain insurance against liability and property damage with respect to the activities of the Company;

          (m) to cause the Subsidiaries to take any of the actions described in Section 3.2(a) through Section 3.2(l), inclusive; and

          (n) to do and perform all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for, the furtherance and accomplishment of the business and purposes of the Company and the Subsidiaries set forth in Section 3.1.

SECTION 3.3     LIMITATIONS ON SCOPE OF BUSINESS.  Except for the authority
-----------     ---------------------------------
expressly granted to the General Partner in this Agreement, no Partner, attorney-in-fact, employee or other agent of the Company shall have any authority to bind or act for the Company or any other Partner in the carrying on of their respective businesses or activities.

SECTION 3.4     PROPOSEDACQUISITIONS; THE INVESTMENT COMMITTEE  (a)     The
-----------     ----------------------------------------------
Partners shall form an Investment Committee, the sole purpose of which shall be to determine, based upon information and data compiled by the General Partner, HHMLP, the Limited Partner or any other Person, whether a Proposed Acquisition falls within the Acquisition Profile. In connection with such determination, the Investment Committee shall, review any and all budgets, lease terms, market studies, acquisition and operational pro forma data, franchise agreements, property leases, budgets, environmental studies, title reports, financing agreements and any other relevant financial, operational or other similar data relating to the Proposed Acquisition that has been provided to the Investment Committee. At the end of such review, the Investment Committee shall prepare a report indicating whether based upon its review, the Proposed Acquisition falls within the parameters of the Acquisition Profile. In the event such Proposed Acquisition does fall within such parameters, the Investment Committee shall make a recommendation to the Partners that, subject to approval by all of the Partners, the Company should consider consummating the Proposed Acquisition. Upon such Partner approval and consummation of the Proposed Acquisition, the General Partner and the Property Manager shall use their reasonable best efforts to operate such property for the account of the Subsidiary within the parameters of the Subsidiary Budget, pursuant to Section
6.11 hereof.

          (b) The Investment Committee shall be comprised of six (6) members, three (3) of whom shall be appointed by the Limited Partner and three
(3) of whom shall be appointed by the General Partner. Each of the Limited Partner and the General Partner may designate in writing one or more alternate members to act in the absence of any one of its representatives. Each Partner may, by written notice to the others, remove any member or alternate member of the Investment Committee appointed by such Partner and appoint a substitute therefor; provided, however, that any new member or alternate member appointed to the Investment Committee by any Partner must either be a partner, member, officer, director or employee of such Partner or of an Affiliate of such Partner or be approved by the Investment Committee members appointed by the other Partner, such approval not to be unreasonably withheld. The members of the Investment Committee and the alternate members appointed by the Limited Partner and the General Partner shall be as set forth on Schedule 3.4 hereof, which
Schedule is subject to change from time to time.

          (c) A majority (in number) of the members of the Investment Committee shall constitute a quorum for voting at any meeting of the Investment Committee, provided that if less than a majority of such number of members of the Investment Committee are present at said meeting, a majority of the members of the Investment Committee present at such meeting may adjourn the meeting at any time without further notice. The affirmative vote of a majority (in number) of the members of the Investment Committee present at a meeting at which a quorum is present shall be the act of the Investment Committee; provided at
                                                                --------
least one member of the Investment Committee appointed by the Limited Partner and at least one member of the Investment Committee appointed by the General
---
Partner shall have consented to such action.

          (d) Notice of any meeting of the Investment Committee shall be given no fewer than two (2) Business Days and no more than twenty (20) Business Days prior to the date of the meeting. Notice of any meeting of the Investment Committee shall specify the date, time and place of the proposed meeting and the agenda for the meeting (unless such notice is waived in writing). Notice shall be delivered in the manner set forth in Section 16.3 hereof. The attendance of a member of the Investment Committee at a meeting of the Investment Committee shall constitute a waiver of notice of such meeting, except where a member of the Investment Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened.

          (e) No member of the Investment Committee shall be entitled to receive any salary or other remuneration or expense reimbursement from the Company or any Subsidiary for his services as a member of the Investment Committee.

          (f) Any one or more members of the Investment Committee may participate in a meeting of the Investment Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 4

                  PARTNERS, CAPITAL CONTRIBUTIONS AND FINANCING

SECTION 4.1     IDENTITY OF PARTNERS AND PERCENTAGE INTERESTS.
-----------     ----------------------------------------------

          (a) Partners. The initial Partners of the Company shall be the General Partner and the Limited Partner.

          (b) Percentage Interests. The initial Percentage Interests of the Partners shall be as set forth on Schedule 4.1(b).

SECTION 4.2     INITIAL CAPITAL CONTRIBUTIONS.  In proportion to their relative
-----------     ------------------------------
Percentage Interests, the General Partner and Limited Partner have each received credits to their Capital Accounts as of the date hereof in the agreed and stipulated amounts set forth on Schedule 4.1(b) reflecting each Partner's Initial Capital Contribution.

SECTION 4.3     ADDITIONAL CONTRIBUTIONS AFTER INITIAL CAPITAL CONTRIBUTIONS.
-----------     -------------------------------------------------------------

          (a) PARTNERS' OBLIGATIONS TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS. Notwithstanding anything to the contrary contained herein, the Limited Partner shall have no obligation under this Section 4.3 on and after the earlier of (x) such time as the Limited Partner shall have made aggregate Capital Contributions, which when added to the product obtained by multiplying the Discretionary Capital, if any, by two, equals or exceeds $40.0 million, or
(y) the first anniversary of the Effective Date. Notwithstanding anything to the contrary contained herein, the General Partner shall have no obligation under this Section 4.3 on and after the earlier of (x) such time as the General Partner shall have made aggregate Capital Contributions equal to or in excess of $20.0 million, (y) the first anniversary of the Effective Date, or (z) with respect to HLP, such time as HLP ceases to be the General Partner, provided that HLP shall not then be in breach of this Agreement. From time to time after the full amount of the Initial Capital Contributions required by Section 4.2 has been paid to the Company, the Partners shall be required to make Additional Capital Contributions to fund (A) Necessary Expenditures (including payment of the principal balance of a Company Loan upon its Maturity, but excluding payment of the principal balance of a Company Loan prior to its Maturity, and (B) Property Acquisition Contributions (as herein defined) to the Company, as they are requested pursuant to Section 4.3(b) hereof. The Partners shall contribute such required Additional Capital Contributions (pursuant to a capital call by the General Partner pursuant to this Section 4.3) to the capital of the Company, in cash or current funds, pro rata, in proportion to their Percentage Interests. All such Additional Capital Contributions shall be made by the General Partner and Limited Partner pro-rata, in proportion to their respective Percentage Interests.

          (b) PROCEDURE FOR ADDITIONAL CAPITAL CONTRIBUTIONS . If at any time or from time to time Additional Capital Contributions are required (as determined pursuant to Section 4.3(a) or (c)) the General Partner shall deliver to each Partner a written notice requesting such Additional Capital Contributions (a "Capital Call Notice"). The Capital Call Notice shall specify the date (the "Due Date") on or before which such funds are required by the Company, which shall be at least (i) two (2) Business Days after receipt of the Capital Call Notice, for Necessary Expenditures and (ii) fifteen (15) Business Days after receipt of the Capital Call Notice for Property Acquisition Contributions, unless a shorter time is reasonably designated by the General Partner, but in no event less than ten (10) days after receipt of the Capital Call Notice. The Capital Call Notice shall specify whether the funds are required with respect to Necessary Expenditures or Property Acquisition Contributions. Each Partner shall, on or before the Due Date, pay to the Company in cash or current funds such Partner's proportionate share of the amount specified in the Capital Call Notice in accordance with its Percentage Interest against issuance of Partnership Units on the basis of one Partnership Unit for each $100.00 (Original Issue Price) of capital contributed by a Partner. For purposes of Section 10.1(a), a Partner shall be in default if the Partner does not make the payment required by the Capital Call Notice by the Due Date, provided, that HLP shall not be deemed to be in default if such failure was the direct and proximate result of CHP's failure to consummate the purchase of securities under the Securities Purchase Agreement.

          (c) PROPERTY ACQUISITION CONTRIBUTIONS: In the event funds are required (collectively, "Property Acquisition Contributions") (i) to negotiate for and/or close an Approved Acquisition (including third-party closing cost) or to fund any deposits required to be made pursuant to any letter of intent or any purchase and sale agreement in connection with an Approved Acquisition, (ii) to pay all third-party costs associated with any negotiations, legal advice, due diligence, analysis or other evaluations of Properties incurred in connection with an Approved Acquisition, (iii) to pay all costs, expenses and other funds required by the Company (whether operating or capital in nature) in connection with startup operations of any Properties or in connection with the formation or startup of any Subsidiary in connection with an Approved Acquisition, (iv) to pay all costs and expenses in connection with the redevelopment of any Property as approved by the Partners in connection with an Approved Acquisition, or (v) to fund any reasonable working capital needs of the Company or any Subsidiary, then and in any such case, the General Partner shall deliver to each Partner, a Capital Call Notice, setting forth the amount and purpose of the requested Property Acquisition Contributions, in accordance with Sections 4.3(b) hereof.

          (d) PARTNER'S OBLIGATIONS SEVERAL AND NOT JOINT. The obligations of the Partners to make Additional Capital Contributions pursuant to this
Section 4.3 are several and not joint.

SECTION 4.4     CAPITAL ACCOUNTS.
-----------     ----------------

          (a) The Company shall establish and maintain a Capital Account for each Partner in accordance with the provisions of Section 704(b) of the Code and the Regulations thereunder.

          (b) Each Partner's Capital Account shall be maintained in accordance with the following provisions:

               (i) Each Partner's Capital Account shall be credited with the amounts of such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated to the Partner pursuant to Article 5, and the amount of any liabilities of the Company assumed by such Partner or which are secured by any property distributed by the Company to such Partner;

               (ii) Each Partner's Capital Account shall be charged with the amounts of cash and the Carrying Value of any property distributed by the Company to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to the Partner pursuant to
     Article 5;

               (iii) If all or a portion of a Partner's Partnership Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

               (iv) In determining the amount of any liability for purposes of this Section 4.4(b) Section 752(c) of the Code and any other applicable provisions of the Code and Regulations shall be taken into account.

This Section 4.4(b) and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner, with the advice of the Company's independent certified public accountants or legal counsel, reasonably determines that it is prudent to modify the manner in which the Capital Accounts, or any charges or credits thereto (including charges or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Company or by Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, but only if it is not likely to have a material effect on the amounts to be distributed to any Partner pursuant to Section 5.1 or pursuant to Section 15.3 upon the dissolution of the Company. The General Partner, with the approval of the Limited Partner, also shall make any adjustments that may be necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q).

SECTION 4.5     RETURN OF CAPITAL CONTRIBUTIONS.  No Partner or Assignee shall
-----------     --------------------------------
be entitled to demand the return of the Partner's or Assignee's Capital Account or Capital Contribution at any particular time, except upon dissolution of the Company. No Partner or Assignee shall be entitled at any time to demand or receive property other than cash. Unless otherwise provided by law, no Partner or Assignee shall be personally liable for the return or repayment of all or any part of any other Partner's or Assignee's Capital Account or Capital Contribution, it being expressly agreed that any such return of capital pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from a Partner or Assignee) of the Company.

SECTION 4.6     NO THIRD PARTY BENEFICIARY RIGHTS.  The provisions of this
-----------     ----------------------------------
Article 4 are not intended to be for the benefit of any creditor or any other Person (other than a Partner in its, his or her capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Partners; and no such creditor or other Person shall obtain any right under any of such provisions or shall by reason of any of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company nor any of the Partners. Nothing in this Section shall impair or affect any security or pledge agreement granted to a lender by the Subsidiaries or the Company.

                                    ARTICLE 5

                          ALLOCATIONS AND DISTRIBUTIONS

SECTION 5.1     DISTRIBUTIONS.
-----------     -------------

          (a)     NET CASH FLOW.

               (i) The General Partner shall distribute Net Cash Flow among the Partners, quarterly within fifteen (15) days after the end of each Fiscal Quarter, in accordance with the following order of priority:

                    (A) first, Net Cash Flow shall be distributed to the holders of Limited Partner Units, until the Limited Partner Preferred Distributions that are payable to the holders of the Limited Partner Units have been paid in full;

                    (B) second, subject to Section 5.1 (a)(ii), Net Cash Flow shall be distributed to the General Partner until the Administration Fee that is payable to the General Partner has been paid in full;

                    (C) third, subject to Section 5.1 (a)(ii), Net Cash Flow shall be distributed to the holders of General Partner Units, until the General Partner Preferred Distributions that are payable to the holder of the General Partner Units have been paid in full;

                    (D) thereafter, any remaining Net Cash Flow shall be distributed to the Partners in proportion to their Percentage Interests.

               (ii) The Administration Fee and the General Partner Preferred Distribution shall be distributed to the General Partner if the Net Cash Flow Projection applicable for such Fiscal Year and other actual financial data for such Fiscal Year existing at the time of the intended distribution provides that the Company will have sufficient Net Cash Flow to pay to the holders of the Limited Partner Units the Limited Partner Preferred Distributions in full for such Fiscal Year. If the Administration Fee and the General Partner Preferred Distribution is not paid in the current Fiscal Quarter pursuant to the previous sentence, the Administration Fee and the General Partner Preferred Distribution will pursuant to its terms accrue and become payable only when, at such time of intended payment, all cumulative accrued and undistributed Limited Partner Preferred Distributions have been paid in full. If the Administration Fee or the General

     Partner Preferred Distribution is paid during a Fiscal Year when, at the end of such Fiscal Year, the Limited Partner Preferred Distributions have not been paid in full, the General Partner shall pay to the holders of the Limited Partner Units, to the extent the General Partner has received the Administration Fee and/or the General Partner Preferred Distribution, respectively, within fifteen (15) days after the end of a Fiscal Year, an amount sufficient to satisfy in full the unpaid Limited Partner Preferred Distributions payable to the holders of the Limited Partner Units. To the extent the General Partner is required to pay any monies to the holders of the Limited Partner Units pursuant to the previous sentence of this Section 5.1(a)(ii), such payment shall be treated for purposes of Section 4.4 and this Article 5 as though the General Partner contributed such amount to the Company, and such amount was immediately thereafter distributed to the Limited Partner pursuant to Section 5.1(a)(1)(A).

SECTION 5.2     DETERMINATION OF PROFITS AND LOSSES. For purposes of this
-----------     ------------------------------------
Agreement, the profit ("Profit") or loss ("Loss") of the Company for each Fiscal Year shall be the net income or net loss of the Company for such Fiscal Year as determined for Federal income tax purposes, but computed with the following adjustments:

          (a) without regard to any adjustment to basis pursuant to Section 743 of the Code (except as provided in Section 5.2(g));

          (b) by including the net gain (after expenses) or net loss (after expenses) realized or incurred by the Company in a Capital Transaction determined on the basis of the Carrying Value of the Property which is the subject of the sale or other disposition;

          (c) by taking into account items of deduction attributable to any Property of the Company based upon the Carrying Value of the Property;

          (d) by including as an item of gross income any tax-exempt income received by the Company;

          (e) by treating as a deductible expense any expenditure of the Company described in Section 705(a)(2)(B) of the Code;

          (f) in the event the Carrying Value of a Property is adjusted pursuant to clauses (ii) or (iii) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Property for purposes of computing Profit or Loss; and

          (g) to the extent an adjustment to the Adjusted Basis of any asset of the Company pursuant to Sections 734(b) or 743(b) of the Code is required by Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Adjusted Basis of the asset) or loss (if the adjustment decreases the Adjusted Basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profit or Loss.

SECTION 5.3     GENERAL ALLOCATION RULES.
-----------     -------------------------

          (a) PROFITS. Subject to Section 5.3(c), after giving effect to the special allocations set forth in Section 5.8, all Profit of the Company for each Fiscal Year or part thereof shall be allocated to the Partners in the following order of priority (for purposes of applying this Section 5.3, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of (i) the allocation for such Fiscal Year pursuant to Sections 5.8(g) and 5.8(h) and (ii) any Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain remaining after such allocation as determined under the Regulations under Code Section 704(b)):

               (i) First, to the Partners, in the same ratio and reverse order as Losses were allocated to such Partners pursuant to the provisions of Section 5.3(b) below for all prior fiscal years;

               (ii) Second, to the Limited Partners, pro rata until the aggregate Profit allocated pursuant to this Section 5.3(a)(ii) for such Fiscal Year and all prior Fiscal Years is equal to the aggregate amount (if any) of Net Cash Flow distributed during such Fiscal Year and all prior Fiscal Years on account of their Preferred Distributions as determined pursuant to Section 5.1(a)(i)(A);

               (iii) Third, to the General Partner until the aggregate Profit allocated pursuant to this Section 5.3(a)(iii) for such Fiscal Year and all prior Fiscal Years, is equal to the sum of the net aggregate amounts (if any) of Net Cash Flow distributed during such Fiscal Year and all prior Fiscal Years on account of its receipt of the Administration Fee in its capacity as General Partner and its Preferred Distribution as determined pursuant to Section 5.1(a)(i)(B) and (C) (taking into account any amounts recontributed by the General Partner pursuant to the provisions of Section 5.1(a)(ii);

               (iv) Thereafter, any remaining Profits shall be allocated among the Partners in proportion to their Percentage Interests.

          (b) LOSSES. Subject to Section 5.3(c), after giving effect to the special allocations set forth in Section 5.8, all Loss of the Company for each Fiscal Year or part thereof shall be allocated to the Partners in the following order of priority (for purposes of applying this Section 5.3, a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of (i) the allocation for such Fiscal Year pursuant to Sections 5.8(g) and 5.8(h) and (ii) any Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain remaining after such allocation as determined under the Regulations under Code Section 704(b)):

               (i) First, to the General Partner until the General Partner's Capital Account balance is negative in an amount equal to the sum of (A) the amount it is deemed required to contribute pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), if any, and (B) the amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6).
                       -  -    -      -
               (ii) Second, to the Limited Partner until the Limited Partner's Capital Account balance is negative in an amount equal to the sum of (A) the amount it is deemed required to contribute pursuant to the penultimate sentences of Treasury

     Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), if any, and (B) the amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4),
                                                                         -  -
     (5) or (6).; and
      -      -

               (iii)     Thereafter, to the General Partner.

SECTION 5.4     INCOME TAX ELECTIONSIn the event of a Transfer of all or part of
-----------     --------------------
a Partnership Interest (or of the interest of a partner or member in a partnership or limited liability company which is a Partner), the General Partner may (but shall not be obligated to) make the election described in
Section 754 of the Code.

SECTION 5.5     INCOME TAX ALLOCATIONSFor purposes of Sections 702 and 704 of
-----------     ----------------------
the Code, or the corresponding sections of any future Federal internal revenue law, or any similar tax law of any state or other jurisdiction, the Company's profits, gains and losses for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, shall be allocated among the Partners, to the extent possible, in the same proportions as the corresponding "book" items are allocated pursuant to Section 5.3.

          (a) If any portion of the Profit from a Capital Transaction allocated among the Partners pursuant to Section 5.5(a) is characterized as ordinary income under the recapture provisions of the Code, each Partner's distributive share of taxable gain from the sale of the property that gave rise to such Profit (to the extent possible) shall include a proportionate share of the recapture income equal to that Partner's share of prior cumulative depreciation deductions with respect to the property that give rise to the recapture income. In no event, however, shall any Partner be allocated ordinary income hereunder in excess of the amount of gain allocated to the Partner under this Agreement. Any ordinary income that is not allocated to a Partner due to the gain limitation described in the previous sentence shall be allocated among those Partners whose shares of total gain on the sale, exchange or other disposition of the property exceed their respective shares of depreciation from those Company assets being disposed of, in proportion to their relative shares of the total allocable gain.

SECTION 5.6     TRANSFERS DURING FISCAL YEARIn the event of the Transfer of all
-----------     ----------------------------
or any part of a Partnership Interest (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, the share of Profit or Loss and items of income, gain, loss and expense (in respect of the Partnership Interest so Transferred) shall be allocated between the transferor and the transferee in the same ratio as the number of days in the Fiscal Year before and after such Transfer. This Section shall not apply to Profit or Loss from Capital Transactions or to other extraordinary nonrecurring items. Profit and Loss from Capital Transactions shall be allocated on the basis of the Partners' Percentage Interests on the date of closing of the sale and extraordinary or nonrecurring items of gain or loss shall be allocated on the basis of the Partners' Percentage Interests on the date the gain is realized or the loss incurred, as the case may be. If during any Fiscal Year the Percentage Interests of the Partners are adjusted pursuant to any provision of this Agreement that provides for such adjustment, the share of Profit or Loss of the Company for such Fiscal Year which is to be allocated among the Partners in proportion to their Percentage Interests shall be allocated among the Partners in the same manner as provided in this Section in the case of a Transfer of a Partnership Interest.

SECTION 5.7     [INTENTIONALLY OMITTED]
-----------     -----------------------

SECTION 5.8     SPECIAL ALLOCATIONS TO COMPLY WITH SECTION 704 REGULATIONS.
-----------     -----------------------------------------------------------

          (a) GENERAL RULE. Notwithstanding the provisions of Section 5.3, if the allocation of a Loss to the Limited Partner for any Fiscal Year pursuant to Section 5.3 would cause or increase a negative balance in such Partner's Adjusted Capital Account (as defined in Section 5.8(f)) on the last day of the Fiscal Year which exceeds the sum of such Partner's share of Minimum Gain on Nonrecourse Liability (as defined in Section 5.8(g)) and such Partner's share of Minimum Gain on Partner Nonrecourse Debt (as defined in Section 5.8(h)) as of the last day of the Fiscal Year, then the portion of the Loss that would have such effect shall instead be specially allocated to the General Partner. For purposes of this Section, a Partner's share of Minimum Gain on Nonrecourse Liability and Minimum Gain on Partner Nonrecourse Debt shall be determined pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and a Partner's share of excess nonrecourse liabilities (as described in Regulations Section 1.752-3(a)(3)) shall be based upon the Partner's Percentage Interest.

          (b) QUALIFIED INCOME OFFSET. If, at the end of any Fiscal Year, the Limited Partner has a negative balance in such Partner's Adjusted Capital Account which exceeds the sum of such Partner's share of Minimum Gain on Nonrecourse Liability and the Partner's share of Minimum Gain on Partner Nonrecourse Debt at the end of the Fiscal Year, then income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) shall be allocated as quickly as possible to such Partner to the extent necessary to reduce the negative balance of such Partner's Adjusted Capital Account to an amount equal to the sum of such Partner's share of Minimum Gain on Nonrecourse Liability and the Partner's share of Minimum Gain on Partner Nonrecourse Debt as of the end of the Fiscal Year; provided that an allocation pursuant to this Section 5.8(b) shall be made only if and to the extent that such Partner would have such a negative balance in the Partner's Adjusted Capital Account in excess of the sum of the Partner's share of Minimum Gain on Nonrecourse Liability and the Partner's share of Minimum Gain on Partner Nonrecourse Debt after all other allocations provided for in this Article 5 have been tentatively made as if this
Section 5.8(b) were not a part of this Agreement. The allocations referred to in this paragraph shall be interpreted and applied to satisfy the requirements of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

          (c) MINIMUM GAIN CHARGEBACK - NONRECOURSE LIABILITY. If there is a net decrease in the Minimum Gain on Nonrecourse Liability (as defined in Section 5.8(g)) during any Fiscal Year, the Partners shall be allocated items of income and gain for the Fiscal Year, before any other allocation of Company items described in Code Section 704(b) is made for the Fiscal Year (and, if necessary subsequent Fiscal Years), in the amounts and in the proportions required by Regulations Sections 1.704-2(f) and 1.704-2(j)(2)(i). The allocations referred to in this paragraph shall be interpreted and applied to satisfy the requirements of Regulations Section 1.704-2(f).

          (d) MINIMUM GAIN CHARGEBACK - PARTNER NONRECOURSE DEBT. If there is a decrease in the Minimum Gain on Partner Nonrecourse Debt during a Fiscal Year, then any Partner who has a share of the Minimum Gain on Partner Nonrecourse Debt at the beginning of the Fiscal Year shall be allocated items of income and gain for the Fiscal Year, before any other allocation of Company items described in Code Section 704(b) is made for the Fiscal Year (and, if necessary, subsequent Fiscal Years), in the amounts and in the proportions required by Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). The allocations referred to in this paragraph shall be interpreted and applied to satisfy the requirements of Regulations Section 1.704-2(i)(4).

          (e) PARTNER NONRECOURSE DEBT DEDUCTIONS. Partner Nonrecourse Deductions with respect to Partner Nonrecourse Debt shall be specially allocated among the Partner or Partners who bear the economic risk of loss with respect to such Partner Nonrecourse Debt in the amounts and in the proportions required by Regulations Section 1.704-2(i)(1). The allocations referred to in this subsection shall be interpreted and applied to satisfy the requirements of Regulations Section 1.704-2(i).

          (f) ADJUSTED CAPITAL ACCOUNT. The term "Adjusted Capital Account" shall mean the amount of a Partner's Capital Account (determined before the special allocation to be made pursuant to this subsection, but after making all other adjustments to Capital Account for the Fiscal Year with respect to contributions, allocations and distributions), whether positive or negative, reduced by reasonably expected adjustments described in Regulations Section 1.704-1(b)(2)(ii)(d)(4) and by reasonably expected allocations of loss and deduction described in Regulations Section 1.704-1(b)(2)(ii)(d)(5) and reasonably expected distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(6), and increased by the amount of the Partner's "risk of loss" (as defined in Regulations Section 1.752-2(b)) with respect to the recourse liabilities of the Company.

          (g) MINIMUM GAIN ON NONRECOURSE LIABILITY. The term "Minimum Gain on Nonrecourse Liability" shall mean the aggregate amount of gain, if any, that would be realized by the Company if, in a taxable transaction, it disposed of all Company property subject to Nonrecourse Liabilities of the Company (as defined in Regulations Section 1.704-2(b)(3)) in full satisfaction thereof (and for no other consideration). The Partners intend that Minimum Gain on Nonrecourse Liability shall be determined in accordance with the provisions of Regulations Section 1.704-2(d)(1).

          (h) MINIMUM GAIN ON PARTNER NONRECOURSE DEBT. The term "Minimum Gain on Partner Nonrecourse Debt" shall mean the aggregate amount of gain, if any, that would be realized by the Company if, in a taxable transaction, it disposed of all Company property encumbered by Mortgages securing Partner Nonrecourse Debt of the Company (i.e., a nonrecourse debt for which one or more of the Partners bears the economic risk of loss, and defined in Regulations
Section 1.704-2(b)(4)), in full satisfaction thereof (and for no other consideration). The Partners intend that Minimum Gain on Partner Nonrecourse Debt shall be determined in accordance with the provisions of Regulations
Section 1.704-2(i)(3).

          (i) LOSS ALLOCATION AMOUNT. The term "Loss Allocation Amount" shall mean (i) in the case of a Partner who has a positive balance in its, his or her Adjusted Capital Account, an amount equal to the sum of (x) the positive balance in the Partner's Adjusted Capital Account, (y) the Partner's share of Minimum Gain on Nonrecourse Liability, and (z) the Partner's share of Minimum Gain on Partner Nonrecourse Debt, or (ii) in the case of a Partner who has a negative balance in its, his or her Adjusted Capital Account which does not exceed the sum of the

Partner's share of Minimum Gain on Nonrecourse Liability and the Partner's share of Minimum Gain on Partner Nonrecourse Debt, an amount equal to the excess of
(x) the sum of the Partner's share of Minimum Gain on Nonrecourse Liability and the Partner's share of Minimum Gain on Partner Nonrecourse Debt, over (y) the balance of the Partner's Adjusted Capital Account (treated as a positive number).

          (j) INCOME ALLOCATION AMOUNT. The term "Income Allocation Amount" shall mean, in the case of a Partner who has a negative balance in its, his or her Adjusted Capital Account which exceeds the sum of the Partner's share of Minimum Gain on Nonrecourse Liability and the Partner's share of Minimum Gain on Partner Nonrecourse Debt, an amount equal to such excess.

          (k) GROSS INCOME ALLOCATION. Each Partner who has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the Partner's share of Minimum Gain on Nonrecourse Liability and the Partner's share of Minimum Gain on Partner Nonrecourse Debt shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.8(k) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
Article 5 have been made as if Section 5.8(b) and this Section 5.8(k) were not a part of this Agreement.

          (l) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Partners, pro rata, in accordance
                                                      --- ----
with their Percentage Interests.

          (m) SECTION 754 ADJUSTMENTS. In any case where an adjustment to the Adjusted Basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required (pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations 1.704-1(b)(2)(iv)(m)(4)), to be taken into account in determining Capital Accounts because of a distribution to a Partner in complete liquidation of the Partner's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated among the Partners in accordance with their interests in the Company in the event that (i) Regulations
Section 1.704-1(b)(2)(iv)(m)(2) applies, or (ii) the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (n) CURATIVE ALLOCATIONS. The term "Regulatory Allocations" shall mean the allocations set forth in Section 5.8(a) through Section 5.8(e) and
Section 5.8(k) through Section 5.8(m). Offsetting special allocations of Company income, gain, loss or deduction shall be made so that, after such offsetting allocations are made, each Partner's Capital Account is, to the extent possible, equal to the Capital Account such Partner would have had if the Regulatory Allocations were not included in this Agreement. For this purpose, future Regulatory Allocations under Section 5.8(c) and Section 5.8(d) that are likely to offset current Regulatory Allocations under Section 5.8(e) and Section 5.8(l) shall be taken into account.

SECTION 5.9     TAXATION AS A PARTNERSHIP.  The Company shall be treated as a
-----------     --------------------------
partnership for federal income tax purposes.

SECTION 5.10     ASSIGNEES TREATED AS PARTNERS.  For all purposes of this
------------     ------------------------------
Article 5, but for no other purpose, an Assignee of a Partnership Interest shall be treated as a Partner and each reference in this Article 5 to the Partners shall be deemed to include Assignees.

SECTION 5.11     TAX MATTERS PARTNER. The General Partner shall be the "tax
------------     --------------------
matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "Tax Matters Partner"). The Tax Matters Partner shall be authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith. The Tax Matters Partner shall take all actions necessary to preserve the rights of the Partners with respect to audits and shall provide all Partners with notices of all such proceedings and other information as required by law. The Tax Matters Partner shall obtain the prior written consent of each Partner before settling, compromising or otherwise altering the defense of any proceeding before the Internal Revenue Service if such Partner or any of its constituent partners or Partners could be affected thereby. The Tax Matters Partner shall keep the Partners timely informed of its activities under this Section. The Tax Matters Partner may prepare and file protests or other appropriate responses to such audits affecting the Company. The Tax Matters Partner shall select counsel to represent the Company in connection with any audit conducted by the Internal Revenue Service or by any state or local authority. All costs incurred in connection with the foregoing activities, including legal and accounting costs, shall be borne by the Company. Any additional expenses with respect to judicial review of adverse determinations in connection with any such tax audits or the defense of any Partner against any claim asserted by the Internal Revenue Service or state or local tax authority of additional tax liability arising out of the Partner's ownership of its, his or her Partnership Interest shall only be incurred by the Partner(s) who have authorized the Tax Matters Partner, in writing, to proceed with such judicial review or defense. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner in connection with the conduct of all such proceedings. With respect to the Company, the Tax Matters Partner shall not take any action which reasonably could jeopardize any Partner that is a Real Estate Investment Trust under the Code (or any partner of any Partner that is a Real Estate Investment Trust under the Code) from qualifying as such.

                                    ARTICLE 6

                          RIGHTS AND DUTIES OF PARTNERS

SECTION 6.1     MANAGEMENT.  Subject to the provisions of Section 6.4, the
-----------     -----------
business and affairs of the Company shall be managed under the direction of the General Partner, who may exercise all powers of the Company and perform or authorize the performance of all lawful acts which do not by the Act or this Agreement require the consent of the Limited Partner. The General Partner shall also be responsible for the implementation of Major Decisions approved by the Partners. All acts of the General Partner within the scope of its authority shall bind the Company. Unless otherwise set forth in this Agreement, any approval or consent of the Partners shall require the unanimous consent of the General Partner and the Limited Partner(s).

SECTION 6.2     LIABILITY OF PARTNERS. Except as otherwise provided in Sections
-----------     ----------------------
4.2 and 4.3, no Partner shall be obligated to make Capital Contributions to the Company. No Partner shall have any personal liability with respect to the liabilities or obligations of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Partners for liabilities or obligations of the Company.

SECTION 6.3     INDEMNIFICATION.  To the fullest extent permitted by the laws of
-----------     ----------------
the State of Delaware, each of the General Partner and the Limited Partner shall be entitled to indemnity from the Company and each Subsidiary for any losses or expenses (including reasonable legal fees and costs of investigation) incurred by it with respect to any claim arising out of any act performed by it within the scope of the authority (if any) conferred on it by this Agreement, except for acts of fraud, gross negligence, misrepresentation, breach of fiduciary duty or willful misconduct.

SECTION 6.4     MAJOR DECISIONS.  Notwithstanding anything in this Agreement to
-----------     ----------------
the contrary, and in addition to any decisions which, pursuant to the terms of this Agreement, require the consent of the Partners, none of the following decisions involving the conduct of the business and affairs of the Company (the "Major Decisions") shall be made unless approved in writing by the Limited
Partner:

          (a) subject to Section 8.4 and Article 12, selling, leasing or otherwise disposing of, or granting a Mortgage, pledge, encumbrance, lien or security interest in or on, all or any substantial part of any of the Properties and/or assets of the Company, including the granting of options and rights of first refusal;

          (b) creating, incurring, assuming, extending, modifying or otherwise becoming liable with respect to any Company Loan (including guarantees of the indebtedness or other obligations of any Person or of any Affiliate of the Company), in any transaction or series of transactions, that result or will result in such obligations or indebtedness being outstanding at any time or causing or permitting any Subsidiary to take any such action;

          (c) authorizing or entering into any agreements, commitment or other transaction, or any series of related agreements, commitments or other transactions, requiring payment(s) by the Company or any Subsidiary exceeding $25,000, unless otherwise provided in the applicable Subsidiary Budget;

          (d) consummating a Proposed Acquisition or acquiring any real property, whether improved or unimproved or any interest therein, or causing or permitting any Subsidiary to take any such action except pursuant to an approved Subsidiary Budget;

          (e) employing or retaining, on behalf of the Company, Persons to operate and manage the business of the Company, including accountants, attorneys and consultants;

          (f) amending this Agreement, amending any organic or constituent document or instrument of any Subsidiary or amending in any material respect, or waiving any material rights in, any agreement the entering into of which was a Major Decision;

          (g) amending, changing, modifying or supplementing the Acquisition Profile;

          (h) subject to clause (c), above, amending, changing, modifying or supplementing any Subsidiary Budget;

          (i) assigning any property of the Company or any Subsidiary in trust for creditors;

          (j) confessing a judgment against the Company or any Subsidiary or its or their assets, or any portion thereof, except as otherwise provided in the documents evidencing or securing a Company Loan incurred on or before the Effective Date or approved by the Limited Partner;

          (k) lending money to, or guaranteeing the debts or other obligations of, a Partner or any other Person, or causing or permitting the Company or any Subsidiary to take any such action;

          (l) entering into or amending, a contract between the Company or any Subsidiary, on the one hand, and a Partner, HHMLP, or any Affiliate of a Partner, HHMLP or the Company on the other hand, or paying fees or other compensation to a Partner, HHMLP or an Affiliate of a Partner, HHMLP, or the Company;

          (m) entering into any management agreement for any of the Properties;

          (n) causing the Company or any Subsidiary to amend, terminate, request or grant, a waiver under, any of the documents relating to a Company Loan;

          (o)     changing the name of the Company or any Subsidiary;

          (p) except as otherwise provided in Article 15, dissolving, liquidating and winding-up the affairs of the Company or any Subsidiary;

          (q) merging or consolidating the Company or any Subsidiary with or into any other partnership, limited liability company, corporation or other entity;

          (r) commencing, settling or dismissing litigation by or against the Company or any Subsidiary (other than proceedings against a Partner to enforce the Partner's obligations under this Agreement); defending, settling, adjusting, compounding, submitting to arbitration or compromising any actions, suits, accounts, reckonings, claims or demands whatsoever that now are or hereafter shall be pending between the Company and/or any Subsidiary and any Person (other than disputes between or among Partners), at law or in equity;

          (s) except as required by law, causing any document to be recorded on behalf of the Company or any Subsidiary in any public record which would adversely affect title to any asset or Property of the Company or any Subsidiary;

          (t) paying the principal of any Company Loan at any time prior to its Maturity or refinancing any Company Loan at any time prior to its Maturity; provided, however, that payments of regularly scheduled debt service (including principal amortization) required under the terms of any Company Loan shall not constitute a Major Decision;

          (u) making tax elections on behalf of the Company or any Subsidiary pursuant to the Code;

          (v) approving any federal or state income tax return for the Company or any Subsidiary or authorizing the filing thereof;

          (w) causing the Company or a Subsidiary to engage in any business or activity other than those referred to in Section 3.1;

          (x) causing the Company or any Subsidiary to take any of the actions described in Section 10(d); and

          (y) entering into any agreement, contract, understanding or other arrangement providing for any of the foregoing transactions or matters.

     If there shall at any time be a violation or an attempted violation of any of the provisions of this Section 6.4 and any rights hereby granted, then any Partner shall, in addition to all rights and remedies at law or in equity, be entitled to a decree or order restraining such violation; it being hereby acknowledged and agreed that damages at law will not be an adequate remedy for a breach or violation of the provisions set forth in this Section 6.4 and, with respect to such remedy, no Partner shall be required to post bond in connection with same.

SECTION 6.5     INTENTIONALLY OMITTED. Section 6.6     Signing of Documents.
-----------     ---------------------
The General Partner is authorized, in the name and on behalf of the Company, to sign and deliver all contracts, agreements, leases, notes, mortgages and other documents and instruments (collectively, "Documents") which are necessary, appropriate or convenient for the conduct of the Company's day-to-day business and the furtherance of its purposes or which are necessary, appropriate or convenient to carry out Major Decisions approved by the Limited Partner pursuant to Section 6.4.

SECTION 6.7     RIGHT TO RELY ON AUTHORITY OF GENERAL PARTNER.  No Person
-----------     ----------------------------------------------
dealing with the General Partner shall be required to determine the authority of the General Partner to make any undertaking on behalf of the Company, or to determine any fact or circumstance bearing upon the existence of the authority of the General Partner. Every Document executed by the General Partner shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that:

          (a) at the time of the execution or delivery of the Document, the Company was in existence and this Agreement was in full force and effect;

          (b) the Document was duly approved by the General Partner or the Partners in accordance with this Agreement and is binding upon the Company; and

          (c) the General Partner was duly authorized and empowered to execute and deliver the Document for and on behalf of the Company.

SECTION 6.8     OUTSIDE ACTIVITIES. Each Partner and any Person who is an
-----------     -------------------
Affiliate of a Partner may engage or hold interests in other business ventures of every kind and description for the Partner's or the Affiliate's own account, whether or not such business ventures are in direct or indirect competition with the business of the Company and whether or not the Company has any interest therein. Neither the Company nor any of the Partners shall have any rights by virtue of this Agreement in such independent business ventures or to the income or profits derived therefrom. Notwithstanding the above, the General Partner and HHMLP are obligated to present to the Company and not otherwise acquire any Proposed Acquisition in violation of the provisions set forth in Section 3.1.
In the event a Proposed Acquisition is rejected by the Investment Committee or not otherwise recommended to the Partners for purposes of considering consummation of such proposal, or recommended to the Partners and rejected by the Partners, the General Partner, HHMLP and/or their Affiliates may consummate the Proposed Acquisition.

SECTION 6.9     LIMITATIONS ON POWERS OF PARTNERS. Except as expressly
-----------     ----------------------------------
authorized by this Agreement, no Partner shall, directly or indirectly, (i) resign, retire or withdraw from the Company, (ii) dissolve, terminate or liquidate the Company, (iii) petition a court for the dissolution, termination or liquidation of the Company, or (iv) cause any property of the Company to be subject to the authority of any court, trustee or receiver (including suits for partition and bankruptcy, insolvency and similar proceedings).

SECTION 6.10     PROHIBITION AGAINST PARTITION; DISTRIBUTION IN KIND.  Each
------------     ----------------------------------------------------
Partner irrevocably waives any and all rights the Partner may have to maintain an action for partition with respect to any Property or asset of any Subsidiary or assets of the Company or any right to take any other action that otherwise might be available to such Partner for the purpose of severing such Partner's interest in the assets held by the Company from the interest of the other Partners. A Partner, regardless of the nature of its, his or her contribution, has no right to demand and receive any distribution from the Company in any form other than cash.

SECTION 6.11     BUDGETS. (a)     Subsidiary Budget.  The General Partner shall
------------     -------
prepare an operating budget for each Subsidiary, in connection with any Approved Acquisition which, prior to becoming effective, shall require the approval of the Limited Partner (each, a "Subsidiary Budget").

          (b) Approvals and Implementation of Budget. No Subsidiary Budget may hereafter be changed without the consent of the Limited Partner, except as provided in Section 6.4(c) or to take into account Emergency Costs. The General Partner shall implement, or cause to be implemented, each Subsidiary Budget and shall be authorized, subject to the provisions of Section 6.4, without the need for further approval by the Limited Partner, to make the expenditures and incur the obligations provided for in such Subsidiary Budget. The General Partner shall, in the performance of its duties hereunder, comply with each Subsidiary Budget and shall not (except to the extent required as a result of violations of law or changes of law) deviate therefrom, incur additional expenses or materially change the manner of operation of the Company or any Subsidiary without the approval of the Limited Partner, except as provided in Section 6.4(c) or to incur Emergency Costs. The General Partner shall use its reasonable best efforts to cause the Properties to be operated and managed for the account of the Subsidiary within the parameters of each Subsidiary Budget. If at any time the General Partner shall, in the performance of its duties hereunder, determine that any Subsidiary Budget is no longer appropriate because of any reason (including, without limitation, the need to incur additional expenses) the General Partner shall promptly submit to the Limited Partner for its consideration a revised Subsidiary Budget (or adjusted forecasts by way of supplement to such Subsidiary Budget) for such Subsidiary. When approved by the Limited Partner, the General Partner shall implement the revised Subsidiary Budget and shall be authorized, without the need for further approval by the Limited Partners, to make the expenditures and incur the obligations provided for in the applicable revised Subsidiary Budget.

                                    ARTICLE 7

                 BOOKS OF ACCOUNT AND REPORTS; ACCESS TO RECORDS

SECTION 7.1     BOOKS AND RECORDS.The General Partner shall keep, or cause to be
-----------     ------------------
kept, at the principal place of business of the Company (or at such other place of business or office as the General Partner may designate) true and correct books of account, in which shall be entered fully and accurately each and every transaction of the Company. Each Partner or such Partner's designated agent shall have access at reasonable times on Business Days at the Company's office to the Company's books of account and all other information concerning the Company required by the Act to be made available to Partners, and may make copies thereof at such Partner's expense. A Partner must give the Company written notice of its desire to exercise rights under the preceding sentence at least three Business Days in advance. The Company's books shall be kept on the accrual method of accounting in accordance with GAAP, consistently applied, and for a fiscal period which is the Fiscal Year. Any Partner shall have the right to a private audit of the books and records of the Company, provided such audit is made at the office of the Company at which such books and records are located and at the expense of the Partner desiring it and is made at reasonable times on Business Days, after written notice given to the Company at least fifteen (15) Business Days in advance.

SECTION 7.2     BANKING.  All funds of the Company shall be deposited in its
-----------     --------
name in such commercial bank or invested in such federally-insured savings and loan account or accounts, in such U.S. Treasury obligations, or in such bank certificates of deposit, as the General Partner may determine (the "Bank Accounts"). All withdrawals from any such Bank Account shall be made upon a check or order signed by any individual designated by the General Partner from time to time; but the General Partner may restrict the amounts that can be withdrawn by any such individual. All such withdrawn funds shall only be used for Company purposes as provided in this Agreement and in accordance with the terms hereof.

SECTION 7.3     REPORTS TO PARTNERS. The General Partner shall cause the Company
-----------     --------------------
to prepare and deliver to each Partner the following financial reports with respect to the Company and the Subsidiaries: (i) within twenty (20) days after the end of each calendar month, unaudited consolidated monthly financial statements for such calendar month, including a balance sheet, a statement of income and expense and a cash flow statement, (ii) concurrently with the delivery to the holder of a Mortgage encumbering any Property, a copy of all financial statements and other reports delivered by the Company to such holder, and (iii) within ninety (90) days after the end of each Fiscal Year, audited financial statements certified by an independent public accountant, including a balance sheet, a statement of income and expense and a statement of source and application of funds, and the information necessary to enable the Partner to complete such Partner's federal and state income tax returns for such Fiscal Year.

SECTION 7.4     ACCOUNTANTS. The General Partner shall cause the Company to
-----------     ------------
retain PriceWaterhouseCoopers, LLP or any other "big four" accounting firm of similar national standing to conduct the year end audit of the Company's financial statements and to prepare and file the Company's and the Subsidiaries' federal and state income tax returns by the required filing date including one extension thereof and to provide other outside accounting services from time to time required by the Company and the Subsidiaries. The General Partner shall provide a copy of any such tax return to each Partner for their review and comment, at least fifteen (15) days prior to its filing with the relevant taxing authority. In no event shall any such tax return be filed after September 15th of the year in which the filing date occurs.

SECTION 7.5     INTERIM TAX INFORMATION. Within twenty (20) days after the end
-----------     ------------------------
of every calendar quarter, the General Partner shall provide to the other Partners an estimate of their allocable share of the year-to-date depreciation and amortization.

                                    ARTICLE 8

             TRANSFERS OF PARTNERSHIP INTERESTS AND ECONOMIC RIGHTS

SECTION 8.1     PARTNER'S OR ASSIGNEE'S RIGHT TO TRANSFER.  A Partner may
-----------     ------------------------------------------
Transfer all or a part of the Partner's Partnership Interest and an Assignee may Transfer all or a part of the Assignee's Economic Rights, but only if the Partner or the Assignee complies with the provisions of Section 8.2.

SECTION 8.2     CONDITIONS OF TRANSFER.  Except as otherwise provided in Section
-----------     -----------------------
8.4, no Partnership Interest and/or Economic Rights shall be Transferred prior to the first anniversary of the date hereof, and thereafter, Partnership Interests and/or Economic rights shall not be Transferred:

          (a) if the Transfer is prohibited by, or would cause a default under, any Mortgage encumbering the Property, under any loan agreement or guaranty to which the Company or any Subsidiary is a party;

          (b) in the case of a Transfer to a Person who is not a Partner or a Permitted Transferee, unless the Company receives an opinion of counsel satisfactory to the other Partners that such Transfer is exempt from the registration requirements of any applicable federal or state securities laws;

          (c) in the case of a Transfer to a Person who is not a Partner, unless the Company receives from the Person to whom the Partnership Interest or the Economic Rights are

Transferred, such Person's taxpayer or employer identification number and any other information reasonably requested by the General Partner; and

          (d) in the case of a Transfer to a Person who is not a Partner or a Permitted Transferee, unless (i) the Partner or the Assignee desiring to make the Transfer provides to the other Partners a First Offer (as defined in Section 8.3(d)) or obtains a Third Party Offer (as defined in Section 8.3(d)) for the purchase of all (but not less than all) of such Partner's or Assignee's Partnership Interest or Economic Rights, as the case may be, and offers to sell the Partnership Interest or the Economic Rights that are the subject of the First Offer or Third Party Offer to the other Partners pursuant to Section 8.3, and (ii) the other Partners do not exercise the option to purchase such Partnership Interest or the Economic Rights within the time and in the manner required by Section 8.3.

          Except as may be agreed to by all Partners, no Transfer shall be permitted which would operate to affect the status of the Company as a limited partnership for state law or federal income tax purposes, or cause a termination of the Company under Section 708 the Code, or applicable successor law, for Federal or state income tax purposes. No Partner shall consent to a Transfer of Partnership Interests in such Partner to the extent that such Transfer would cause a termination of such Partner under Section 708 of the Code. Before any such Transfer is accomplished, the Partner desiring to Transfer its Partnership Interest shall be required, upon request of the Partner not Affiliated with the Partner desiring to Transfer ("NonAffiliated Partner"), to present to the NonAffiliated Partner an opinion of reputable tax counsel, in form and substance acceptable to the NonAffiliated Partner, that the contemplated Transfer will not result in a termination of the Company for federal income tax purposes.

SECTION 8.3     PARTNERS' RIGHTS OF FIRST OFFER AND FIRST REFUSAL.
-----------     -------------------------------------------------

          (a)     A Transfer of a Partnership Interest by a Partner permitted by
Section 8.2(d) shall not be made without first giving to the other Partners a notice (the "Offering Notice") in which the Partner or the Assignee (hereinafter referred to as the "Offeror") irrevocably offers to sell to the Partner(s) to whom the Offering Notice is given (the "Offeree"), Offeror's entire Partnership Interest or Economic Rights (hereinafter referred to as the "Offered Interest") on the terms and conditions set forth in this Section. The Offering Notice shall be accompanied by a copy of the First Offer (as defined herein) or a true, correct and complete copy of the Third Party Offer (as defined herein). In the case of a Third Party Offer, the giving of an Offering Notice shall constitute a representation and warranty by the Offeror to the Offeree that the Third Party Offer is to the best of the Offeror's knowledge, bona fide in all respects.

          (b) For a period of thirty (30) days after receipt of the Offering Notice the Offeree shall have the option to purchase the Offered Interest for the same purchase price and on the same terms set forth in the First Offer or Third Party Offer. The Offeree may exercise its option to purchase the Offered Interest only by giving notice to the Offeror within the thirty (30)-day period.

          (c) If, within the thirty (30)-day period referred to in Section 8.3(b), the Offeree does not give notice to the Offeror of the exercise of its option to purchase the entire Offered Interest, the Offeror shall be free to Transfer the Offered Interest to any Person in the case of a First Offer or to the Person who made the Third Party Offer, in the case of a Third Party Offer, but the Transfer must be consummated within one hundred twenty (120) days after the expiration of the thirty (30)-day period referred to in Section 8.3(b) strictly in accordance with the terms of the First Offer or Third Party Offer (provided, however, that in the case of a First Offer, the Transfer may be for a higher price and/or on less favorable terms to the buyer than the price or the terms specified in the First Offer). If the Transfer of the Offered Interest is not consummated within one hundred twenty
(120) days after the expiration of the thirty (30)-day period referred to in
Section 8.3(b), the Offeror may not thereafter Transfer all or any part of its Partnership Interest to the same Person who made the Third Party Offer or to any other Person without first complying with the provisions of this Section. If a Partner's Partnership Interest is Transferred to a Person who is not a Permitted Transferee, the transferee shall be an Assignee but shall not become a Partner unless admitted as such pursuant to the provisions of Section 9.2.

          (d) For purposes of this Section 8.3, the term "First Offer," means a written offer to sell a Partner's entire Partnership Interest for a specified price payable in cash. For the purposes of this Section 8.3, the term "Third Party Offer" shall mean a written offer to purchase a Partner's entire Partnership Interest, as the case may be, open for acceptance for at least thirty (30) days, for a specified price from a financially responsible Person, identified therein by name and address, who is financially capable of complying with the terms of the Third Party Offer and who is unrelated, directly or indirectly, to the Partner or the Assignee, or any Affiliate thereof, and which does not contain terms or conditions which the Offeree, for reasons other than its financial condition, are not reasonably capable of performing, such as payment in a specific form of property (such as corporate stock or a unique or specific item or class of property) not readily available to the Offeree or for which no recognized or adequate public market exists. The Person who makes the Third Party Offer shall be deemed to be "unrelated" only if it is not an Affiliate of the Partner or the Assignee and there is no arrangement of any kind whereby the Partner or the Assignee, directly or indirectly, will be financially interested in the ownership of the Property, or any interest therein, after the sale of the Partnership Interests. If the Person making the Third Party Offer is a corporation, limited liability company partnership, or other entity, all shareholders, members or partners owning more than ten percent (10%) of its stock, membership interests partnership interests or other equity interests shall be identified.

SECTION 8.4     CREATION OF LIEN AND SECURITY INTEREST.A Partner or an Assignee
-----------     ---------------------------------------
may, without complying with the provisions of Sections 8.2(b), (c) or (d) or
Section 8.3, grant a security interest (within the meaning of the Uniform Commercial Code in effect in the jurisdiction in which such Partner's chief place of business is located) with respect to all or a part of the Partner's Partnership Interest or the Assignee's Economic Rights to an Institutional Lender as security for a debt. Any such grant of a security interest shall, by its terms, be subject to the terms and provisions of this Agreement, including specifically, those of Section 8.3, and the Institutional Lender shall in any such instrument acknowledge the terms hereof. Any Transfer of such Partnership Interest or Economic Rights by the Institutional Lender incident to the enforcement of its rights or remedies under the documents evidencing or securing the loan must comply with the provisions of Section 8.2 and Section 8.3.

SECTION 8.5     NON-COMPLYING TRANSFERS VOID.  Any attempted Transfer of all or
-----------     -----------------------------
any part of a Partner's Partnership Interest or an Assignee's Economic Rights that does not comply with the provisions of Section 8.2 shall be null and void and of no legal effect.

                                    ARTICLE 9

                             ADMISSION OF ASSIGNEES

SECTION 9.1     RIGHTS OF ASSIGNEES.The Assignee of a Partnership Interest has
-----------     --------------------
no management or voting rights and, unless the Assignee is a Permitted Transferee, no right to become a Partner. The Assignee's only rights are the Economic Rights allocable to the Transferred Partnership Interest.

SECTION 9.2     ADMISSION OF ASSIGNEE AS A PARTNER. Subject to Section 8.2, an
-----------     -----------------------------------
Assignee shall be admitted as a Partner with all rights of the Partner who initially Transferred the Partnership Interest to the Assignee, but only if (i) the Partner who initially Transferred the Partnership Interest so provides in the instrument of Transfer, (ii) the Assignee agrees in writing to be bound by the provisions of this Agreement, and (iii) the Partners consent in writing to the admission of the Assignee as a Partner. Each Partner shall have the right to give or withhold its consent to the admission of the Assignee as a Partner in such Partner's sole and absolute discretion. An Assignee who is admitted as a Partner shall have all the rights and powers and be subject to all the restrictions and liabilities of the Partner who originally Transferred the Partnership Interest. The admission of the Assignee as a Partner, without more, shall not release the Partner who originally Transferred the Partnership Interest from any liability to the Company that exists before such admission.

SECTION 9.3     ADMISSION OF PERMITTED TRANSFEREE AS PARTNER.  A Permitted
-----------     ---------------------------------------------
Transferee to whom a Partnership Interest is Transferred shall be admitted as a Partner, without the necessity of obtaining the written consent of the other Partners, only if the conditions described in clauses (i) and (ii) of Section
9.2 are satisfied.

                                   ARTICLE 10

                              DEFAULT AND REMEDIES

SECTION 10.1     EVENTS OF DEFAULT.  Each of the following events shall be
------------     ------------------
deemed to be, and is referred to in this Agreement as, an "Event of Default":

          (a)     a default by a Partner

               either (i) within the meaning of Section 4.3(b), in paying the Partner's share of an Additional Capital Contribution to the Company on the Due Date or (ii) in the case of the General Partner, within the meaning of
     Section 5.1(a)(ii), in returning to the holders of the Limited Partner Units any excess amounts distributed to the General Partner as part of the Administration Fee or General Partner Preferred Distribution within the fifteen (15) day period provided therein, which in any event described in the foregoing clause (i) or (ii) continues for more than ten (10) days after the Nondefaulting Partner gives a written notice to the Defaulting Partner, specifying the default.

          (b) a default by a Partner in performing or observing any of the provisions of this Agreement (other than those referred to in subsection (d) below, which events will not be remediable) which is not remedied by the Partner
(i) within fifteen (15) days after the

Nondefaulting Partner gives a written notice to the Defaulting Partner, specifying the default, or (ii) in the case of a default which cannot in good faith be cured within fifteen (15) days, within such additional period, if any, as may be reasonably required by the Defaulting Partner to cure the default in good faith provided that the Defaulting Partner commences the curing of the same within the fifteen (15)-day period (it being intended that, in connection with any default which is not susceptible of being cured in good faith within fifteen
(15) days, the time within which the Defaulting Partner is required to cure the default shall be extended for such additional period as may be reasonably necessary to cure the default in good faith but in no event shall such additional period exceed 45 days);

          (c) Transfer by a Partner of the Partner's Partnership Interest in a manner not permitted by Article 8;

          (d) the taking of any of the following actions by a Partner (with respect to such Partner) pursuant to or within the meaning of Title 11, Federal Bankruptcy Code (11 U.S.C.A.) or any similar federal or state law for the relief of debtors ("Bankruptcy Law"):

               (i)     commencing a voluntary case;

               (ii) consenting to the entry of an order for relief against the Partner in an involuntary case;

               (iii) consenting to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a "Custodian") of the Partner or for all or substantially all of the Partner's property;

               (iv) making a general assignment for the benefit of the Partner's creditors; or

               (v) the entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that:

                    (A) is for relief against a Partner in an involuntary case, which order or decree remains unstayed and in effect for 90 days,

                    (B) appoints a Custodian of the Partner for all or substantially all of its property, which order or decree remains unstayed and in effect for 90 days,

                    (C) orders the liquidation of the Partner, which order or decree remains unstayed and in effect for 90 days,

          (e) HT's failure to maintain its treatment as a Real Estate Investment Trust pursuant to the Code;

          (f) any uncured breach by HT under that certain Registration Rights Agreement by and between HT and the Limited Partner dated as of April 21, 2003;

          (g) any uncured breach by a party other than the Limited Partner under the Securities Purchase Agreement;

          (h) any uncured breach by a party other than the Limited Partner under that Second Amendment to the Agreement of Limited Partnership of HLP by and between HT, the Limited Partner, and others dated as of April 21, 2003 (the "Second Amendment")

          (i) any uncured breach by HT under that certain Excepted Holders Agreement by and between HT and the Limited Partner dated as of April 21, 2003;

          (j) any uncured breach by HT under that certain Standstill Agreement by and between HT and the Limited Partner dated as of April 21, 2003;

          (k) the failure of HT or HLP, to pay distributions or dividends (as the case may be) on "Series A Preferred Units" (pursuant to, and as such term is defined in, the Second Amendment) and/ or the underlying Series A Preferred Stock issued pursuant to the Securities Purchase Agreement.

          If an Event of Default occurs, the Nondefaulting Partner shall have the remedies set forth in Section 10.2.

SECTION 10.2     REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.
------------     ---------------------------------------------------

          (a) PERCENTAGE INTEREST ADJUSTMENT. If an Event of Default defined in Section 10.1(a)(i) occurs, any Nondefaulting Partner shall have the option, but without imposing on it the obligation, to contribute that portion of the Additional Capital Contribution which the Defaulting Partner was obligated, but failed, to contribute (and if more than one Nondefaulting Partner exercises such option, or any other right or option under this Article 10, such option or right shall be exercised by each Nondefaulting Partner, pro rata, in accordance with their respective Percentage Interests, or in such other manner as they may determine, and the term "Nondefaulting Partner" as used in this Article 10 shall mean the aggregate of such Nondefaulting Partners who exercise such right or option). The option shall be exercised by giving written notice to the Defaulting Partner within sixty (60) days after the occurrence of the Event of Default. If any portion of the Defaulting Partner's share of such Additional Capital Contribution is not so contributed by the Nondefaulting Partner, the Nondefaulting Partner shall have the authority to admit one or more new Persons as limited partners (subject to the provisions of Section 8.2(a) through Section 8.2(c), who shall purchase a Partnership Interest determined in accordance with Sections 10.2(a)(i) and 10.2(a)(iii) below by making a Capital Contribution to the Company in immediately available funds. If the Nondefaulting Partner(s) and/or the new Partner contribute the Defaulting Partner's share of such Capital Contribution (as well as the Nondefaulting Partner's own share), the Percentage Interest of the Defaulting Partner and the Nondefaulting Partner shall be adjusted as follows:

               (i)     In the case of an Event of Default as described in
     Section 10.1(a)(i) (a default by a Partner in paying the Partner's proportionate share of an Additional Capital Contribution), the Percentage Interest of the Defaulting Partner shall be reduced to a percentage equal to ninety-five percent (95%) of a fraction, the numerator of which is the sum of the Defaulting Partner's Unreturned Capital Contributions as of the date on which the Event of Default occurs and the denominator of which is the sum of the aggregate of all Unreturned Capital Contributions of all Partners as of such date;

               (ii) The Percentage Interest of each of the Nondefaulting Partners who contribute all or a portion of the Defaulting Partner's share, or of a new partner who contributes all or a portion of such share, shall be increased or established, as the case may be, by multiplying the reduction in the Defaulting Partner's Percentage Interest by a fraction, the numerator of which is the amount of the Defaulting Partner's share which the Nondefaulting Partner or the new Partner contributed and the denominator of which is the amount of such share contributed by all of the Nondefaulting Partner(s) and the new partner;

               (iii) A Partner who is a Defaulting Partner shall continue to be obligated to make Additional Capital Contributions pursuant to Section 4.3.

          (b) COMPELLED LIQUIDATION. If any Event of Default occurs, the Nondefaulting Partner shall have the option, but not the obligation, at any time during the sixty (60) day period after the Event of Default occurs, to compel the General Partner to cause the Subsidiaries to sell all the Properties then owned by the Subsidiaries in the manner set forth in Article 12, without the need of satisfying the conditions set forth in Section 12.8 hereof, it being expressly agreed to that such conditions shall not apply in the case of a sale upon an Event of Default.

          (c) PURCHASE OPTION. If any Event of Default occurs (other than those set forth in Section 10.1(f), (g), (h), (i), or (j)), the Nondefaulting Partner shall have the absolute right and option to purchase all (but not less than all) of the Defaulting Partner's Partnership Interest for a price equal to 85% of the sum of the Defaulting Partner's Unreturned Capital Contributions as of the last day of the calendar month immediately preceding the exercise of such option. The option may be exercised by the Nondefaulting Partner at any time during the sixty (60) day period after the date on which the Event of Default occurs (unless the default is cured before the exercise of the option) by written notice to the Defaulting Partner. The Defaulting Partner's right to cure the default shall terminate on the date the Nondefaulting Partner gives notice of exercise of the option. The closing of the purchase and sale shall be held within 30 days after the date on which the option is exercised at the Company's principal office, time being of the essence. The terms of payment shall be as follows: An amount equal to 10% of the purchase price shall be paid by the Nondefaulting Partner to the Defaulting Partner at the closing and the balance of the purchase price shall be evidenced by a promissory note issued by the Nondefaulting Partner to the Defaulting Partners payable on the third anniversary of the date of closing, with interest, payable annually, on the unpaid principal balance at the applicable Federal rate (as defined in Section 1274(d) of the Code) in effect on the date of the notice of exercise of the option. At the closing, the Defaulting Partner shall execute and deliver such instruments of assignment of the Defaulting Partner's Partnership Interest as the Nondefaulting Partner shall reasonably request.

                                   ARTICLE 11

                                    BUY-SELL

SECTION 11.1     INITIATION OF PROCEDURE.  (a)  At any time on or after the
------------     ------------------------
third anniversary of the Effective Date, any Partner (the "Buy/Sell Initiating Partner") may, by written notice to the other Partner (the "Recipient Partner"), initiate a buy-sell offer by designating its determination of the fair market value for each Partner's Partnership Interest (the "Designated Price") and other terms at which the Buy/Sell Initiating Partner is willing either to buy the Partnership Interest of the Recipient Partner in the Company or to sell its own Partnership Interest to the Recipient Partner ("Offer"). If the Recipient Partner disagrees with such fair market value, and the allocable share of such fair market value (based upon the Recipient Partner's Percentage Interest) is less than such Recipient Partner's Unreturned Capital Contributions, then the "fair market value" shall be determined in accordance with the procedure specified in Section 11.1(b)) below. For purposes of this Section 11.1, the Partnership Interest of the Buy/Sell Initiating Partner and the Recipient Partner shall include any Permitted Transferee(s) of the Buy/Sell Initiating Partner or the Recipient Partner, as the case may be. The Offer shall be accompanied by evidence of a cash deposit into the escrow account of counsel to the Buy/Sell Initiating Partner in an amount equal to ten percent (10%) of the price to be paid to the Recipient Partner and a comprehensive purchase agreement (the "Purchase Agreement") containing all terms, conditions, covenants, representations, warranties and other agreements, except such terms shall provide for the entire purchase price to be paid in immediately available funds at closing. The Buy/Sell Initiating Partner shall purchase the Partnership Interest of the Recipient Partner and its Permitted Transferees subject to all Company liabilities which shall specifically be assumed by the Buy/Sell Initiating Partner. The Buy/Sell Initiating Partner shall indemnify the Recipient Partner and its Permitted Transferees as to said liabilities. In addition, as a condition to any Partner becoming a Buy/Sell Initiating Partner, such Partner and the Company shall arrange for the specific release of the Recipient Partner and/or any Affiliates of the Recipient Partner from the primary liability (as opposed to continuing liabilities, such as environmental liabilities, which cannot be released) to any Institutional Lenders having outstanding loans to the Company (including the cancellation and return of all guarantees, letters of credit, and other security or assurances posted or made by the Recipient Partner or any Affiliates of the Recipient Partner).

          (b) In the event of a disagreement as to fair market value, fair market value shall be determined by appraisal in the following manner: (i) all appraisers shall be members of the Appraisal Institute or any organization successor thereto; (ii) the Buy/Sell Initiating Partner shall promptly appoint an appraiser and give notice of the appointment to the Recipient Partner; (iii) within fifteen (15) days after receipt of the Buy/Sell Initiating Partner's notice, the Recipient Partner shall appoint a second appraiser, and give notice of the appointment to the Buy/Sell Initiating Partner; (iv) each appraiser shall make an independent written appraisal, and (v) if the Recipient Partner fails to appoint a second appraiser within (15) days after receipt of the Buy/Sell Initiating Partner's notice of the appointment of the first appraiser, the first appraiser shall proceed to make his/her appraisal of each Partners' Partnership Interests and the fair market value of each Partners' Partnership Interests shall be the amount determined by the first appraiser. If the two (2) appraisers so appointed agree on the fair market value of each Partners' Partnership Interests, the fair market value of each Partner's Partnership Interests shall be the amount determined by them. If the two (2) appraisers so appointed do not agree on the fair market value and the difference between the two appraisals is not more than ten percent (10%) of the lower of the two (2) appraisals, the fair market value of each Partner's Partnership Interests shall be an amount equal to the quotient obtained by dividing the sum of the fair market values determined by each appraiser, by two (2). If the two (2) appraisers so appointed do not agree on the fair market value of each Partner's Partnership Interests, and the difference between the two appraisals is more than ten percent (10%) of the lower of the two appraisals, the two appraisers shall jointly appoint a third appraiser. If the appraisers so appointed shall be unable, within forty-five
(45) days after the appointment of the second appraiser, either to agree on the fair market value of each Partner's Partnership Interests (or to disagree on such value with a difference of ten (10%) percent or less), or to agree on the appointment of a third appraiser, they shall give written notice of such failure to agree to the Buy/Sell Initiating Partner and the Recipient Partner, and, if such Partners fail to agree upon the selection of a third appraiser within fifteen (15) days after the appraisers appointed by the Partners give such notice, then within twenty (20) days thereafter either Partner upon written notice to the other Partner may request such appointment by the then President of the Appraisal Institute (or any organization successor thereto), or in his/her failure to act, may apply for such appointment to the United States District Court for the Southern District of New York. If a third appraiser is appointed, he/she shall make his/her determination within thirty (30) days after his/her appointment and the fair market value of each Partner's Partnership Interests shall be the fair market value of each Partner's Partnership Interests determined by whichever of the first two appraisers is (in the opinion of the third appraiser) closest in amount to the fair market value of each Partner's Partnership Interests as determined by the third appraiser. The third appraiser shall not make an independent appraisal of each Partner's Partnership Interests, but the third appraiser's function shall be solely to determine which of the appraisals made by the first two appraisers most closely represents such fair market value. Each appraiser appointed pursuant to this Section shall be a disinterested person of recognized competence who has had a minimum of ten (10) years experience in appraising commercial real estate in the states in which the Company's properties are located. Each appraiser shall determine the fair market value of each Partner's Partnership Interests, on the basis of all relevant factors affecting fair market value. The party appointing each appraiser shall be obligated, promptly after receipt of the valuation report prepared by the appraiser appointed by such party, to deliver a copy of such valuation report to the other party in the manner provided elsewhere in this Agreement for the giving of notices. If a third appraiser is appointed, the third appraiser shall be directed, at the time of his or her appointment, to deliver copies of his or her valuation report, promptly after its completion, to all parties in the manner provided elsewhere in this Agreement for the giving of notices.

     The cost and expense of the appraisers and the appraisal process hereunder shall be borne equally by the Buy / Sell Initiating Partner and the Recipient Partner, provided, however, that if the fair market value determined pursuant to this Section 11.1(b) does not exceed the Designated Price originally offered by the Buy / Sell Initiating Partner under Section 11.1(a) hereof by more than 10% of such Designated Price, all costs and expenses of the appraisers and the appraisal process hereunder shall be borne entirely by the Recipient Partner.

SECTION 11.2     RESPONSE.
------------     --------

          (a) Within forty-five (45) days after receipt of written notice of the Offer (the "Response Period"), the Recipient Partner shall reply to the Buy/Sell Initiating Partner by giving written notice as to whether such Recipient Partner desires to buy or sell in accordance with the Offer. The decision of the Recipient Partner shall bind all Permitted Transferees of such Recipient Partner. In the event the Recipient Partner elects to purchase the Partnership Interest of the Buy/Sell Initiating Partner, the election of the Recipient Partner to do so shall be accompanied by evidence of a cash deposit into the escrow account of counsel to the Recipient Partner in an amount equal to ten percent (10%) of the purchase price to be paid to the Buy/Sell Initiating Partner and the deposit of the Buy/Sell Initiating Partner shall be released.

          (b) If a responsive notice is not given by a Recipient Partner to an Offer before expiration of the Response Period, then such non-responding Recipient Partner shall be deemed to have elected to sell its Partnership Interest (and the Partnership Interest of its Permitted Transferees) to the Buy/Sell Initiating Partner at such price and upon such terms as set forth in the Offer.

SECTION 11.3     CLOSING.  The closing of a purchase and sale pursuant to this
------------     --------
Article 11 shall occur at the end of ninety (90) days after the earlier of the receipt of notice pursuant to Section 11.2(a) or the expiration of the Response Period or, in the event of an appraisal proceeding pursuant to Section 11.1 (b) hereof, at the end of the ninety (90) days after the determination of fair market value thereunder. If any Partner fails to timely close, the other Partner shall have the option of either:

          (a) canceling the buy-sell contract in which event (A) all of the terms and provisions of this Agreement, including this Section 11.1 shall remain in full force and effect, and (B) the Nondefaulting Partner shall be entitled to retain the deposit made by the defaulting Partner;

          (b) purchasing the entire Partnership Interest of the other Partner in accordance with the terms of the Offer, in the case where the other Partner defaulted on its obligation to buy, or selling to the other Partner in accordance with the terms of the Offer, in the case where the other Partner defaulted on its obligation to sell; or

          (c) seeking specific performance of the other Partner's obligation, without waiver of damages as a result thereof.

                                   ARTICLE 12

                                SALE OF PROPERTY

SECTION 12.1     PARTNER'S RIGHT TO MAKE PROPOSED OFFER OR TO OBTAIN THIRD PARTY
------------     ---------------------------------------------------------------
OFFERIf a Partner (the "Compelled Sale Initiating Partner") desires that the
-----
Company cause the applicable Subsidiary to sell a Property (a "Compelled Asset Sale"), the Compelled Sale Initiating Partner shall have the right, except as otherwise provided in Section 12.4 and subject to any restrictions on sale imposed on the Company and the applicable Subsidiary by the terms of any Mortgage encumbering such Property, to deliver to the Company and the non-Compelled Sale Initiating Partner (the "Compelled Sale Responding Partner") either:

          (a) a proposed offer (the "Proposed Offer") containing (i) the minimum purchase price (the "Minimum Price") for the Property (grossed up to include the unpaid principal balance of all Mortgages encumbering the Property, and the unpaid principal balance of all other indebtedness of the Company and the applicable Subsidiary for borrowed money attributable to such Property) which the Compelled Sale Initiating Partner would be willing to cause the Company and applicable Subsidiary to accept in connection with a sale of the Property to an unrelated third party for cash (within the meaning of Section 12.6), either free and clear of, or subject to, Mortgages and easements, covenants, conditions and other matters affecting title and all leases with tenants and (ii) any and all other terms and conditions of such proposed Transfer (the "Terms"); or

          (b) a Third Party Offer (as defined in Section 12.5) of a Purchaser (as defined in Section 12.5) providing for the purchase of the Property for cash (within the meaning of Section 12.6), either free and clear of, or subject to, Mortgages and easements, covenants, conditions and other matters affecting title and all leases with tenants.

The delivery of a Third Party Offer by the Compelled Sale Initiating Partner shall constitute a representation and warranty to the best of the Compelled Sale Initiating Partner's knowledge to the Compelled Sale Responding Partner that the Third Party Offer is bona fide in all respects.

SECTION 12.2     RESPONDING PARTNER'S OPTION TO PURCHASE.  For a period of
------------     ----------------------------------------
forty-five (45) days after receipt of the Proposed Offer or the Third Party Offer, as the case may be, the Compelled Sale Responding Partner shall have the option to purchase the particular Property (i) for an amount equal to the Minimum Price and on the Terms in the case of a Proposed Offer or (ii) in accordance with the terms of the Third Party Offer in the case of a Third Party Offer. The option to purchase the particular Property must be exercised by the Compelled Sale Responding Partner by giving notice of exercise of the option to the Initiating Partner within the forty-five (45)-day period. If the Compelled Sale Responding Partner exercises the option, the closing of the purchase of the Property shall be in accordance with the Terms or the Third Party Offer, as applicable.

SECTION 12.3     SALE OF PROPERTY.
------------     ----------------

          (a) If the Compelled Sale Responding Partner does not exercise the option to purchase the Property within forty-five (45) days after receipt of the Proposed Offer or the Third Party Offer, as the case may be, or if the Compelled Sale Responding Partner timely exercises the option but the Purchaser thereafter defaults in consummating the purchase of the Property, the Compelled Sale Initiating Partner shall have the right at any time within the nine (9) month period beginning on the date of expiration of the option (or the date of the Purchaser's default, if applicable), without the necessity of obtaining the consent or approval of the Compelled Sale Responding Partner (or any other Partner) or compliance with the 3 year condition set forth in section 12.8, to cause the applicable Subsidiary to sell the Property for a purchase price payable in cash (within the meaning of Section 12.6) equal to or greater than the Minimum Price or the purchase price of the Property payable under the Third Party Offer, as the case may be (or, if the Compelled Sale Responding Partner exercises the option but the Purchaser thereafter defaults in purchasing the Property, for a purchase price payable in cash equal to or greater than ninety percent (90%) of the Minimum Price or ninety percent (90%) of the purchase price of the Property payable under the Third Party Offer, as the case may be).
If the Compelled Sale Initiating Partner fails, within the nine (9)-month period, to cause the Company to consummate a sale of the Property which complies with this Section, the provisions of this Section shall apply with respect to any future desire on the part of the Compelled Sale Initiating Partner to cause the Company to sell the Property. Any sale of the Property in connection with, or as a result of, a Proposed Offer shall be in accordance with the Terms or terms that are less favorable to the buyer than the Terms.

          (b) Distributions of Capital Proceeds shall be made to the Partners as follows:

               (i) to the holders of Limited Partner Units in an amount equal to their Unreturned Capital Contributions;

               (ii) then to the holders of General Partner Units in an amount equal to their Unreturned Capital Contributions;

               (iii) then to the holders of Limited Partner Units, until the unpaid Limited Partner Preferred Distributions that are payable to the holders of the Limited Partner Units have been paid in full;

               (iv) then to the holders of General Partner Units, until the unpaid Administration Fees and General Partner Preferred Distributions that are payable to the holders of the General Partner Units and the General Partner have been paid in full; and

               (v) thereafter, the balance, if any, to the Partners in proportion to their Percentage Interests.

          (c) Notwithstanding Section 12.3(b), to the extent that taxable income from a Capital Transaction is allocated to a Partner that has HT as one of its partners , such Partner shall receive a Distribution of Capital Proceeds equal to (i) 40% of the income from the Capital Transaction allocated through the Partner to HT that is characterized as ordinary income and (ii) 40% of the income from the Capital Transaction allocated through the Partner to HT that is characterized as capital gain; provided however, such amount shall be proportionately reduced to the extent a distribution to CHP is not simultaneously made in an amount at least equal to 40% of the taxable income from a Capital Transaction allocated through CHP to CNL Hospitality Properties, Inc., a Maryland corporation. Amounts otherwise distributable to the Partners pursuant to Sections 5.1, 12.3(b) and 15.3 shall be reduced by all distributions to such Partners pursuant to this Section 12.3(c).



SECTION 12.4     EXCEPTIONS. No Partner may (i) deliver a Proposed Offer or a
------------     -----------
Third Party Offer after a Partner has initiated a Buy/Sell in accordance with
Article 11 as long as such Buy/Sell procedure is pending, (ii) deliver a Proposed Offer after it or another Partner has delivered a Third Party Offer until the Compelled Sale Responding Partner's option under Section 12.2 has expired without being exercised and the Compelled Sale Initiating Partner's right to cause a sale of the Property pursuant to Section 12.3 has expired,
(iii) deliver a Third Party Offer after it has delivered a Proposed Offer until the Compelled Sale Responding Partner's option under Section 12.2 has expired without being exercised and the Compelled Sale Initiating Partner's right to cause a sale of the Property pursuant to Section 12.3 has expired, or (iv) deliver a Proposed Offer if it is in default under this Agreement. If, after the Compelled Sale Responding Partner elects to purchase a Property pursuant to Section 12.2, the Compelled Sale Responding Partner defaults in making the purchase, the Compelled Sale Responding Partner shall not be permitted to deliver a Proposed Offer or a Third Party Offer to the Compelled Sale Initiating Partner for a period of 12 months following the date of the default.

SECTION 12.5     THIRD PARTY OFFER. For purposes of this Article 12, the term
------------     ------------------
"Third Party Offer" shall mean a written offer to purchase a Property for a specified price (grossed up to include the unpaid principal balance of all Mortgages encumbering the Property and the unpaid principal balance of all other indebtedness of the Company and the applicable Subsidiary for borrowed money attributable to such Property) from a financially responsible Person, identified therein by name and address, who reasonably appears capable of complying with the terms of the Third Party Offer and who is unrelated, directly or indirectly, to the Compelled Sale Initiating Partner, and which does not contain terms or conditions which the Company or relevant Subsidiary, for reasons other than its financial condition, is not reasonably capable of performing, such as payment in a specific form of property (such as corporate stock or a unique or specific item or class of property) not readily available to the Company or relevant Subsidiary or for which no recognized or adequate public market exists (the "Purchaser"). The Person who makes the Third Party Offer shall be deemed to be "unrelated" only if it is not an Affiliate of the Compelled Sale Initiating Partner (and, in such instance where the General Partner is the Compelled Sale Initiating Partner, HHMLP or its Affiliate) and there is no arrangement of any kind whereby the Compelled Sale Initiating Partner, directly or indirectly, will be financially interested in the ownership of the Property, or any interest therein.

SECTION 12.6     CASH PRICE.  For all purposes of this Article 12, the purchase
 -----------     -----------
price of the Property shall be deemed to be payable in cash if the purchase price is payable in part by assuming, or taking title to the Property subject to, all or any of the existing Mortgages and the balance is payable in cash.

SECTION 12.7     TERMINATION OF PROPERTY MANAGEMENT AGREEMENT.Upon consummation
------------     ---------------------------------------------
of a Proposed Transfer contemplated by this Article 12, if the General Partner is an Affiliate of the Property Manager, the General Partner shall cause the termination of the Property Management Agreement with respect to such Property such that the Property Manager shall have no further rights thereunder with respect to such Property or that certain Subsidiary which was the record owner of such Property.

SECTION 12.8     THREE YEAR CONDITION. During the 3 year period of time
------------     ---------------------
immediately following the consummation of the Company's first Approved Acquisition, no property may be sold pursuant to this Article 12 unless the Compelled Sale Responding Partner's allocable share of the Minimum Price (based upon such Partner's Percentage Interest) to be received by the Company hereunder is in excess (after deduction for such Partners' allocable share of all costs and expenses incurred by the Company directly in connection with the sale of such Property) of the aggregate Unreturned Capital Contributions of such Partner with respect to such Property.

                                   ARTICLE 13

                     SPECIAL RIGHTS OF LIMITED PARTNER UNITS

SECTION 13.0     EXCHANGEABILITY.  Limited Partner Units shall, subject to
------------     ----------------
Section 13.0(a) below and as described in Section 13.1(b), be exchangeable for Partnership Units of HLP under HLP's Amended and Restated Agreement of Limited Partnership (the "OP Partnership Units") and, subject to Section 13.0(b) below and as described in Section 13.1(a), be exchangeable for Class A Common Shares (the "Exchange Rights") until the earliest to occur of the following: (i) such time as the General Partner's Partnership Interest is acquired in full by the Limited Partner, pursuant to Section 13.0(a)(z), (ii) the Transfer by HLP of all of its General Partnership Interest in accordance with Articles 8, 10 or 11 of this Agreement, and (iii) HLP's otherwise ceasing to be the General Partner, with the consent of the Limited Partner. The Exchange Rights shall not be exercisable at any time during the pendency of a buy/sell process, once initiated by the Limited Partner under Article 11 hereof.

               (a) If delivery to or ownership of OP Partnership Units by a holder of Limited Partner Units (regardless of whether or not such holder of Limited Partner Units has, in fact, exercised its Exchange Rights, and taking into account deemed ownership determined after applying the provisions of
Section 318 of the Code as modified by the provisions of Section 856(d)(5) of the Code), would result in:

          (i) such holder of Limited Partner Units or any other person owning or being deemed to own, directly or indirectly (determined after applying the provisions of Section 318 of the Code, as modified, by the provisions of Section 856(d)(5) of the Code), units representing an interest in 25% or more of the capital, profits or net assets of HLP, and

          (ii) (A) cause HT to own or be deemed to own, directly or indirectly (determined after applying the provisions of Section 318 of the Code, as modified, by the provisions of Section 856(d)(5) of the
               Code), 10% or more of the ownership interests in a tenant of HT, HLP, or any other entity in which either HT or HLP has an equity interest, excluding, for this purpose, an entity which qualifies as a taxable REIT subsidiary of HT (within the meaning of Section 856(l) of the Code) ( a "TRS"), or

               (B) (1) cause persons owning, or being deemed to own, directly or indirectly (determined after applying the provisions of Section 318 of the Code, as modified, by the provisions of Section 856(d)(5) of the Code), 35% or more of the voting stock or value of the shares of HT to be deemed to own, directly or indirectly (determined after applying the provisions of Section 318 of the Code, as modified, by the provisions of Section 856(d)(5) of the
               Code), 35% or more of (x) the voting stock or total number of shares of a corporate independent contractor providing services to a tenant of HT, HLP, or any other entity in which either HT or

               HLP has an equity interest or (y) the net assets or profits of a non-corporate independent contractor providing services to a tenant of HT, HLP, or any other entity in which either HT or HLP has an equity interest, each within the meaning of Section 856(d)(3) of the Code (an "Independent Contractor"), or

                    (2) cause an Independent Contractor to own or be deemed to own, directly or indirectly (determined after applying the provisions of Section 318 of the Code, as modified, by the provisions of Section 856(d)(5) of the Code), 35% or more of the voting stock or value of the shares of HT, then the Exchange Right shall be exercisable, at the sole discretion of such holder of Limited Partner Units, into a right to receive or acquire, as applicable, in lieu of that number of OP Partnership Units to the extent necessary to prevent the situation described in (i) and (ii) above, either,

     (x) Class A Common Shares, as described in Section 13.1(a), or

     (y) a note issued by the Company (and secured by a priority lien on all of the Company's assets, to the extent not prohibited by any agreement to which the Company is a party or by which the Properties are bound, and if not permitted, then a lien on all of the Company's assets, subordinate only to such liens as then exist on the Company's assets that do not permit a priority lien) in redemption of such holder's tendered Limited Partner Units with a principal amount equal to the amount such holder of Limited Partner units would receive in the event the Company were to sell all its assets and, after paying all of its debts and liabilities as required pursuant to the terms hereof (the "Redemption Amount"), distributed the net proceeds of such sale to the Partners pursuant to the provisions of Section 12.3(b) hereof, payable in accordance with Section 13.3 hereof, and shall accrue interest at a rate of 10.5% per annum, or

     (z) all of the General Partner's Partnership Interest, for a note payable to the General Partner by the Limited Partner with a principal amount equal to the amount the General Partner would receive with respect to such transferred interest in the event the Company were to sell all of its assets and, after paying all of its debts and liabilities as required pursuant to the terms thereof and distributed the net proceeds of such sale to the Partners pursuant to the provisions of Section 12.3(b) hereof, payable in accordance with Section 13.3 hereof, and shall accrue interest at a rate of 10.5% per annum (the consideration described in (y) and (z) above, hereinafter referred to as the "Redemption Consideration"). The Exchange Rights will terminate upon exercise of the Limited Partner of its rights under this paragraph.

          (b) Notwithstanding the provisions of Section 13.0(a) above, if delivery to or ownership of Class A Common Shares by such holder of Limited Partner Units (whether or not such holder of Limited Partner Units has, in fact, exercised its Exchange Rights, and taking into account deemed ownership determined after applying the provisions of Section 318 of the Code as modified by the provisions of Section 856(d)(5) of the Code), would result in such holder of Limited Partner Units or any other person owning or being deemed to own, directly or indirectly (determined after applying the provisions of Section 318 of the Code as modified by the provisions of Section 856(d)(5) of the Code) shares of HT in excess of:

          (i) the "Excepted Holder Limit" (as set forth in that certain Excepted Holder Agreement by and between CNL Hospitality Partners, L.P. and HT, dated as of April 21, 2003); or

          (ii) the "Ownership Limit" (as set forth in the Declaration of Trust of HT, as amended, and calculated in accordance therewith, except as otherwise provided in the Declaration of Trust of HT, as amended, but without regard to the Excepted Holder Agreement), which ownership would cause (A) HT to satisfy the provisions of paragraph (a)(ii)(A) above of this Section 13.0, or (B) one or more persons to satisfy the provisions of paragraph (a)(ii)(B) above of this Section 13.0, then the Exchange Right shall, subject to the provisions of the next sentence, be exercisable, at the sole discretion of such holder of Limited Partner Units, in lieu of that number of Class A Common Shares necessary to prevent the situation described in (i) and (ii) above solely into the right to receive the Redemption Consideration. If the Limited Partner exercises its Exchange Rights pursuant to Sections 13.1(a) or 13.1(b) hereof and the amount of Limited Partner Units that cannot be exchanged for Class A Shares and/or OP Units pursuant to Sections 13.0(a) and 13.0(b) hereof, as applicable, represents a Partnership Interest of less than 5%, then with respect to such Partnership Units, the Limited Partner may only elect that Redemption Consideration set forth in
Section 13.0 (a)(y) and not that Redemption Consideration set forth in 13.0(a)(z).

     (c) Redemption Consideration described herein shall be delivered in the manner set forth in Sections 13.2, 13.3 and 13.4 hereof.

SECTION 13.1.  MECHANICS.
-------------------------

          (a) Exchange into Class A Common Shares.
              -----------------------------------

               (i) Subject to and in compliance with the provisions of this Section, the holder of Limited Partner Units may, at the option of such holder, exchange at any time all but not less than all (except as set forth in Section
13.0 or unless the General Partner consents to "less than all") of such holder's Limited Partner Units into fully paid and nonassessable shares of Class A Common Shares. The number of shares of Class A Common Shares to which a holder of Limited Partner Units shall be entitled to receive upon exchange shall be the number obtained by dividing the (x) Exchange Amount (calculated in accordance with Section 13.1(c) below), by (y) the Share Exchange Price (as defined in
Section 13.1(a)(ii) below).

               (ii) The price at which Limited Partner Units will be exchanged for Class A Common Shares shall be equal to $6.7555 (as adjusted as hereinafter provided, the "Share Exchange Price"). All references to the Share Exchange Price herein shall mean the Share Exchange Price as so adjusted.

          (b) Exchange into OP Partnership Units.
              ----------------------------------

               (i) Subject to and in compliance with the provisions of this Section, the holder of Limited Partner Units may, at the option of such holder, exchange at any time all but not less than all (unless the General Partner consents to "less than all") of such holder's Limited Partner Units into OP Partnership Units. The number of OP Partnership Units which a holder of Limited Partner Units shall be entitled to receive upon exchange shall be the number obtained by dividing the (x) Exchange Amount (calculated in accordance with Section 13.1(c) below), by (y) the OP Partnership Unit Exchange Price (as defined in Section 13.1(b)(ii) below).

               (ii) The price at which OP Partnership Units will be exchanged for Limited Partner Units shall be equal to $6.7555 (as adjusted as hereinafter provided, the "OP Partnership Unit Exchange Price"). All references to the OP Partnership Unit Exchange Price herein shall mean the OP Partnership Unit Exchange Price as so adjusted.

          (c) The Exchange Amount for Limited Partner Units to be exchanged pursuant to this Article 13 shall be equal to all Capital Contributions made with respect to such Limited Partner Units, less the Allocable Return of Capital (as defined hereinafter) with respect to such Limited Partner Units. For the purposes of this Article 13, the "Allocable Return of Capital" shall mean the sum of all prior distributions of Capital Proceeds pursuant to Section 12.3(b)(i) hereof with respect to such Limited Partner Units and all liquidating distributions pursuant to Section 15.3(c) hereof with respect to such Limited Partner Units, in an aggregate amount not to exceed the Property Acquisition Contributions made with respect to such Limited Partner Units relating to Properties that have been sold prior to the date of such exchange.

          (d) The Exchange Rights in this Section 13.1 shall be exercised by the holder of Limited Partner Units by giving written notice that such holder elects to exchange all of its Limited Partner Units into Class A Common Shares or OP Partnership Units, and by delivery of an executed form of assignment in form and substance reasonably satisfactory to the General Partner, for such Limited Partner Units to be so exchanged to HT at its principal office (or such other office or agency of HT as HT may designate by notice in writing to the holder or holders of the Limited Partner Units) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses), subject to compliance with applicable laws, Article VII of that certain Declaration of Trust of HT, as amended, and HLP's Amended and Restated Agreement of Limited Partnership, as the case may be, to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Shares or OP Partnership Units shall be issued. Promptly after the receipt by HT of the written notice referred to in this Section 13.1(d) and surrender of the certificate or certificates for the Limited Partner Units to be converted, HT shall cause to be issued and delivered, to the holder, within five (5) Business Days, registered in such name or names as such holder may direct, subject to compliance with applicable laws and Article VII of that certain Declaration of Trust of HT, as amended, and HLP's Amended and Restated Agreement of Limited Partnership, as the case may be, to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares or units of Class A Common Shares or OP Partnership Units, issuable upon the exchange of such Limited Partner Units. To the extent permitted by law, such exchange shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by HT and at such time the rights of the holder of such Limited Partner Units shall cease, and the person or persons in whose name or names any certificate or certificates for Class A Common Shares or OP Partnership Units shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares or units represented thereby.

          (b) If HT or HLP, as the case shall be, shall, at any time or from time to time after April 21, 2003, effect a subdivision of the outstanding Class A Common Shares or OP Partnership Units without the Company effecting a corresponding subdivision of the Limited Partner Units, the Share Exchange Price or OP Partnership Unit Exchange Price, as applicable, in effect immediately before that subdivision shall be proportionately decreased. Conversely, if HT or HLP, as the case shall be, shall, at any time or from time to time after April 21, 2003, combine the outstanding Class A Common Shares or OP Partnership Units into a smaller number of shares or units, without the Company effecting a corresponding combination of the Limited Partner Units, the Share Exchange Price or OP Partnership Unit Exchange Price, as applicable, in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 13.1(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c) If, at any time or from time to time after April 21, 2003, the Class A Common Shares or OP Partnership Units issuable upon the exchange of the Limited Partner Units are changed into the same or a different number of shares or units of any class or classes of shares or units, as the case may be, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or units or share dividend or distribution or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article 13), each holder of Limited Partner Units shall have the right thereafter to exchange such units into the kind and amount of shares or units and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of Class A Common Shares or OP Partnership Units into which such Limited Partner Units could have been exchanged immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (d) If, at any time or from time to time after April 21, 2003 there is a capital reorganization, merger, consolidation or sale of all or substantially all of the assets of HT or HLP, affecting the Class A Common Shares or OP Partnership Units (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares or units provided for elsewhere in this Article 13), as a part of such capital reorganization, provision shall be made so that the holders of the Limited Partner Units shall thereafter be entitled to receive upon exchange of the Limited Partner Units the number of shares of stock, units or other securities or property to which a holder of the number of Class A Common Shares or OP Partnership Units deliverable upon exchange would have been entitled on such transaction, subject to further adjustment as provided herein or with respect to such other shares, units or other securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 13 with respect to the rights of the holders of Limited Partner Units after such transaction such that the provisions of this Section 13.1(g) (including adjustment of the Share Exchange Price or OP Partnership Unit Exchange Price, as the case may be, then in effect and the number of shares or units issuable upon exchange of the

Limited Partner Units) shall be applicable after that event and be as nearly equivalent as practicable.

          (e) (i)     If, at any time or from time to time after April 21, 2003,
HT issues or sells, or is "deemed" by the express provisions of this Section 13.1(h)(i) to have issued or sold, Additional HT Common Shares (as defined in Section 13.1(h)(iv) below), other than (A) as a dividend or other distribution on any class of shares, (B) pursuant to a subdivision or combination of HT Common Shares as provided in Section 13.1(f) above, (C) pursuant to any employee benefit plan approved by HT's Board of Trustees which plan shall issue, in the aggregate, no more than 650,000 HT Common Shares (D) pursuant to a plan providing for the issuance of additional HT Common Shares upon reinvestment of dividends and additional optional amounts under such plan where the dividends are reinvested at an amount per share of HT Common Share issued thereunder that is equal to or greater than 95% of the fair market value of such HT Common Share or (E) upon exchange of partnership interests in HLP pursuant to and in accordance with Section 8.05 of the HLP Amended and Restated Agreement of Limited Partnership, for an Effective Price (as defined in Section 13.1(h)(iv) below) less than eighty-five percent (85%) of the then effective Share Exchange Price, then and in each such case, the then existing Share Exchange Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Share Exchange Price by a fraction (i) the numerator of which shall be (A) the number of HT Common Shares deemed outstanding (as defined in the next sentence) immediately prior to such issue or sale, plus (B) the number of HT Common Shares which the aggregate consideration received (as defined in Section 13.1(h)(ii)) by HT for the total number of Additional HT Common Shares so issued would purchase at such Share Exchange Price, and (ii) the denominator of which shall be the number of HT Common Shares deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional HT Common Shares actually issued. As used herein, the number of HT Common Shares "deemed" to be outstanding as of a given date shall be the sum of (A) the number of HT Common Shares actually outstanding, (B) the number of HT Common Shares into which the then outstanding Limited Partner Units could be exchanged on the day immediately preceding the given date, and (C) the number of HT Common Shares which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date as set forth in Section 13.1(h)(ii) below.

               (ii) For the purpose of making any adjustment required under this Article 13, the consideration received by HT for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by HT after deduction of any underwriting or similar discount commission, compensation or concessions paid or allowed by HT in connection with such issue or sale but without deduction of any expenses payable by HT, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by HT's Board of Trustees, and (C) if Additional HT Common Shares, Convertible Securities (as defined in Section 13.1(h)(iii)) or rights or options to purchase either Additional HT Common Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of HT for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by HT's Board of Trustees to be allocable to such Additional HT Common Shares, Convertible Securities or rights or options.

               (iii)     For the purpose of the adjustment required under this
     Section 13.1(h), if HT issues or sells (i) stock or other securities convertible into Additional HT Common Shares (such convertible stock or securities being herein referred to as "Convertible Securities") or (ii) rights or options for the purchase of Additional HT Common Shares or Convertible Securities, and if the Effective Price of such Additional HT Common Shares is less than eighty-five percent (85%) of the then effective Share Exchange Price, then in each such case, HT shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional HT Common Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by HT for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to HT upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to HT (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof;

  provided that if in the case of Convertible Securities the minimum amount of such consideration cannot be ascertained, but is a function of antidilution or similar protective clauses, HT shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

  provided further that if the minimum amount of consideration payable to HT upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

  provided further that if the minimum amount of consideration payable to HT upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to HT upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Share Exchange Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional HT Common Shares on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Share Exchange Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Share Exchange Price which would have been in effect had an adjustment been made on the basis that the only Additional HT Common Shares so issued were the Additional HT Common Shares, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional HT Common Shares, if any, were issued or sold for the consideration actually received by HT upon such exercise, plus the consideration, if any, actually received by HT for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by HT (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (iv) "HT Common Shares" shall mean and include Class A Common Shares, as constituted on the date of filing of the Certificate, provided, however, that such term, when used to describe the securities receivable upon exchange of the Limited Partner Units, shall include only shares designated as HT Common Shares on the date of filing of the Certificate of Limited Partnership, any shares resulting from any combination or subdivision thereof referred to in Section 13.1(f), or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 13.1(g)). "Additional HT Common Shares" shall mean all HT Common Shares issued by HT or deemed to be issued pursuant to this Section 13.1(h)(iv), whether or not subsequently reacquired or retired by HT. The "Effective Price" of Additional HT Common Shares shall mean the quotient determined by dividing the aggregate consideration received, or deemed to have been received by HT for such issuance or sale or deemed issuance or sale under this Section 13.1(h)(iv), for such Additional HT Common Shares by the total number of Additional HT Common Shares issued or sold, or deemed to have been issued or sold by HT under this Section 13.1(h)(iv).

               (v) If HT proposes to issue or sell Additional Shares of HT Common Shares for an Effective Price that is less than eighty-five percent (85%) of the Share Exchange Price and such issuance or sale will result in a reduction of the Share Exchange Price pursuant to this Section 13.1 (an "AMEX Dilutive Issuance"), then the AMEX Dilutive Issuance and the resulting potential issuance of Additional HT Common Shares upon exchange of the Limited Partner Units at an Share Exchange Price below the initial Share Exchange Price, must be approved by the shareholders of HT to the extent required by the rules of the American Stock Exchange. If such holders do not approve the AMEX Dilutive Issuance, and the resulting potential issuance of Additional HT Common Shares upon conversion of the Limited Partner Units at an Share Exchange Price below the initial Share Exchange Price, as required to be approved by the preceding sentence, then HT shall not consummate the AMEX Dilutive Issuance in any manner that would cause a reduction of the Share Exchange Price pursuant to this Section 13.1.

          (f) In each case of an adjustment or readjustment of the Share Exchange Price for the number of Class A Common Shares, OP Partnership Units or other securities issuable upon exchange of the Limited Partner Units, if the Limited Partner Units are then exchangeable pursuant to this Article 13, HT, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Limited Partner Units at such holder's address as shown in the Company's books and records. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by HT for any Additional Class A Common Shares issued or sold or deemed to have been issued or sold, (ii) the Share Exchange Price in effect at the time, (iii) the number of Additional Class A Common Shares issued or sold or deemed to have been issued or sold and (iv) the type and amount, if any, of other property which at the time would be received upon exchange of the Limited Partner Units.

          (g) Notwithstanding anything herein to the contrary, no adjustment of the Share Exchange Price shall be made pursuant to this Article 13 in an amount less than $.01 per Limited Partner Unit, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per Limited Partner Unit or more.

          (h) Upon (i) any taking by HT of a record of the holders of any class of securities of HT for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 15.1(a)(i)(A)) or other capital reorganization of HT, any reclassification or recapitalization of the capital stock of HT, any merger or consolidation of HT with or into any other entity, or any Asset Transfer (as defined in Section 15.1(a)(i)(B)), or any voluntary or involuntary dissolution, liquidation or winding up of HT, HT shall mail to each holder of Limited Partner Units at least ten (10) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Class A Common Shares (or other securities) shall be entitled to exchange their Class A Common Shares (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

          (i) No fractional Class A Common Shares shall be issued upon the exchange of Limited Partner Units. All Class A Common Shares (including fractions thereof) issuable upon the exchange of the Limited Partner Units by a holder thereof shall be aggregated for purposes of determining whether the exchange would result in the issuance of any fractional shares. If, after the aforementioned aggregation, the exchange would result in the issuance of any fractional shares, HT shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the Class A Common Shares' fair market value per share on the date of exchange (as reported by the American Stock Exchange, on which the Class A Common Shares are then listed for trading, or if none, the most recently reported "over the counter" trade price).

          (j) HT shall at all times reserve and keep available out of its authorized but unissued Class A Common Shares, solely for the purpose of effecting the exchange of the Limited Partner Units, such number of its Class A Common Shares as shall from time to time be sufficient to effect the exchange of all Limited Partner Units. If at any time the number of authorized but unissued Class A Common Shares shall not be sufficient to effect the exchange of all Limited Partner Units, HT shall, prior to exceeding such number of authorized but unissued shares, take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Common Shares to such number of shares as shall be sufficient for such purpose.

          (k) Any notice required by the provisions of this Article 13 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

          (l) HT shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the issuance of the Class A Common Shares issuable upon the exchange of the Limited Partner Units.

          (m) It shall be a condition to the exercise of the Exchange Rights that each proposed registered holder of the Class A Common Shares or OP Partnership Units shall have executed and delivered to HT or HLP, as applicable, an undertaking to reimburse HT or HLP for the amount of any "unearned dividends or distributions" with respect to such securities. The per share or unit amount of such "unearned dividends or distributions" shall be equal to the product of
(A) the amount of the per share or unit dividend or distribution paid on the Class A Common Shares or Series A Preferred Units in respect of the next record date which is on or after the effective date of the exchange (the record date for which is hereafter referred to as the "Current Record Date") multiplied by
                                                                 -------------
(B) a fraction, the numerator of which is the number of days in the period beginning with the day following the record date for the preceding dividend payment date (the "Prior Record Date") and ending with the effective date of the exchange and the denominator of which is the number of days in the period beginning with the day following the Prior Record Date and ending on the Current Record Date. Such undertaking shall acknowledge that the certificates representing the Class A Common Shares or OP Partnership Units may bear a legend referring to the provisions of this clause and such undertaking, which shall be binding on any transferee of such securities.

SECTION 13.2     DETERMINATION OF FAIR MARKET VALUE
                 ----------------------------------

     (a) In connection with an election to receive Redemption Consideration set forth in Section 13.0 hereof, upon delivery of a note thereunder to the General Partner or Limited Partner, as the case may be, the party delivering the note (the "Section 13 Initiating Partner") shall promptly cause an appraisal of
           -----------------------------
the fair market value of the Company for purposes of fixing the principal amount of said note. The principal balance of such note shall equal the product arrived at by multiplying the fair market value of the Company, as determined in
Section 13.2(b) below, by the Percentage Interest associated with the Partnership Units for which Redemption Consideration is being delivered under
Section 13.0(a)(y) or 13.0(a)(z) above.

     (b) The fair market value of the Company shall be determined by appraisal in accordance with the following: (i) an appraiser shall be chosen by the Section 13 Initiating Partner, the determination of which shall be subject to the consent of the party receiving the note (the "Target Partner"), which
                                                     --------------
consent shall not be unreasonably withheld; (ii) the appraiser shall be a member of the Appraisal Institute or any organization successor thereto; (iii) within
(15) days after receipt of the Section 13 Initiating Partner's notice of the appointment of the appraiser, the Section 13 Initiating Partner shall cause the appraiser to commence his/her appraisal of the fair market value of the Company. The appraiser appointed pursuant to this Section shall be a disinterested person of recognized competence who has had a minimum of ten (10) years experience in appraising commercial real estate in the states in which the Property(ies) are located. The appraiser shall determine the fair market value of the Company on the basis of all relevant factors affecting fair market value. The cost and expense of the appraiser and the appraisal process shall be borne by the Company.

SECTION 13.3     PAYMENT OF NOTE/SALE OF PROPERTY.
                 --------------------------------

     (a) Promptly after the determination of the fair market value of the Company in accordance with Section 13.2 above, the Company or the Section 13 Initiating Partner, as the case may be, shall either (x) pay in full the principal of the note, together with accrued interest thereon, or (y) cause the applicable Subsidiary(ies) to sell Property(ies) in connection with a "Suitable Offer" for a purchase price payable in cash (within the meaning of Section 13.3(c)) equal to or greater than the principal amount of the note together with an amount reasonably anticipated to be the accrued interest thereon at the anticipated closing of the sale of the Property(ies) hereunder, the unpaid principal balance of all Mortgages encumbering the Property(ies) and the unpaid principal balance of all other indebtedness of the Company and the applicable Subsidiary(ies) for borrowed money attributable to such Property(ies) and apply the proceeds from such sale, to repay the principal of the note, together with accrued interest thereon, on the date(s) such Property(ies) are sold and to repay such amount in full on the date the last Property(ies) are sold. Until such time as the note is paid in full, the Section 13 Initiating Partner and the Company shall deliver, on a timely basis, to the other Partner, all information, materials, data, timetables, etc. relating to the sale of the Property(ies) and the Company; it being the intent of the parties hereto that the Target Partner be kept fully informed of the operation of the Company and the sale referred to herein.

     (b) For purposes of this Section 13.3, the term "Suitable Offer" shall mean a written offer to purchase the Property(ies) referred to in this Section
13.3 for a specified price from a financially responsible Person, identified therein by name and address, who reasonably appears capable of complying with the terms of the Suitable Offer, and which does not contain terms or conditions which the Company or the relevant Subsidiary(ies), is/are not reasonably capable of performing.

     (c) For purposes of this Section 13.3, the purchase price for the Property(ies) referred to in this Section 13.3 shall be deemed to be payable in cash if the purchase price is payable in part by assuming, or taking title to the Property(ies) subject to, all or any of the existing Mortgages and the balance is payable in cash, provided that the amount of cash is sufficient to satisfy the principal amount of the note referred to in this Section 13.3 together with an amount reasonably anticipated to be the accrued interest thereon at the anticipated closing of the sale of the Property(ies) hereunder.

SECTION 13.4     RELEASE FROM LIABILITY
                 ----------------------

          In addition, as a condition to any Partner becoming a Section 13 Initiating Partner, such Partner shall arrange for the specific release of the Target Partner and/or any Affiliates of the Target Partner from the primary liability (as opposed to continuing liabilities, such as environmental liabilities, which cannot be released) to any Institutional Lenders having outstanding loans to the Company (including the cancellation and return of all guarantees, letters of credit, and other security or assurances posted or made by the Target Partner or any Affiliates of the Target Partner).

                                   ARTICLE 14

                                 CONFIDENTIALITY

SECTION 14.1  The terms of this Agreement, and all other business, financial or
------------
other information relating directly to the conduct of the business and affairs of the Company, any Subsidiary or the relative or absolute rights or interests of any of the Partners (collectively, the "Confidential Information") that has not been publicly disclosed pursuant to authorization by the Partners is confidential and proprietary information of the Company and the Partners, the disclosure of which would cause irreparable harm to the Company, any Subsidiary and the non-disclosing Partner. Accordingly, each Partner represents that it has not and agrees that it will not and will direct its members, shareholders, partners, directors, officers, agents, advisors and Affiliates not to, disclose to any Person any Confidential Information or confirm any statement made by third Persons regarding Confidential Information until the Company has publicly disclosed the Confidential Information pursuant to consent by the non-disclosing Partner and has notified each Partner that it has done so; provided, however, that any Partner (or its Affiliates) may disclose such Confidential Information
(i) if required by applicable law or rule of any stock exchange, provided that before making any disclosure of Confidential Information required by law or rule of any stock exchange, such disclosing Partner will notify the other Partners and provide them with a copy of the proposed disclosure containing such Confidential Information and an opportunity to comment thereon before the disclosure is made, (ii) as reasonably necessary in connection with any transaction authorized pursuant to the terms of this Agreement.

SECTION 14.2  Subject to the provisions of Section 14.1, each Partner agrees not
------------
to disclose any Confidential Information to any Person (other than a Person agreeing to maintain all Confidential Information in strict confidence or a judge, magistrate or referee in any action, suit or proceeding relating to or arising out of this Agreement or otherwise) or use any Confidential Information other than in connection with its performance under this Agreement and the transactions contemplated by the Securities Purchase Agreement, and to keep confidential all documents (including, without limitation, responses to discovery requests) containing any Confidential Information. Each Partner hereby consents in advance to any motion for any protective order brought by any other Partner represented as being intended by the movant to implement the purposes of this Article 14 provided that, if a Partner receives a request to disclose any Confidential Information under the terms of a valid and effective order issued by a court or governmental agency and the order was not sought by or on behalf of or consented to by such Partner, then such Partner may disclose the Confidential Information to the extent required if the Partner as promptly as practicable notifies each of the other Partners of the existence, terms and circumstances of the order, consults in good faith with each of the other Partners on the advisability of taking legally available steps to resist or to narrow the order, and if disclosure of the Confidential Information is required, exercises its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the portion of the disclosed Confidential Information that any other Partner designates. The cost (including, without limitation, attorneys' fees and expenses) of obtaining a protective order covering Confidential Information designated by such other Partner will be borne by the Company.

SECTION 14.3  The covenants contained in this Article 14 will survive the
------------
Transfer of the Partnership Interests of any Partner, the termination of this Agreement and/or the dissolution of the Company.

                                   ARTICLE 15

                             DISSOLUTION OF COMPANY

SECTION 15.1     EVENTS CAUSING DISSOLUTION
------------     --------------------------

          (a) The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

               (1) (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) in which Percentage Interests of the Company are exchanged for securities or other consideration issued, or caused to be issued by the acquiring entity or its subsidiary (an "Acquisition"), or (B) a sale, lease,
                                        -----------
exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company (an "Asset Transfer") unless in each case the holders of the Partnership Interests as constituted immediately prior to such Acquisition or sale will, immediately after such Acquisition or sale (by virtue of securities issued as consideration for the Company's Acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving, continuing or purchasing entity, or (ii) provided, however, that if, in connection with such sale or other disposition, the Company receives a promissory note or notes evidencing all or a part of the purchase price of such assets, the Company shall not be dissolved until such promissory note(s) is (are) satisfied, sold or otherwise disposed of; or

               (2) the consent in writing by the Partners, acting unanimously, that the Company shall be dissolved.

          (b) The Company shall not be dissolved by the resignation, withdrawal, bankruptcy or dissolution of a Partner and the Company's business shall continue pursuant to Section 17-801 of the Act. In the event of the withdrawal of the General Partner, within 90 days after such withdrawal, the Limited Partner shall appoint, effective as of the date of the withdrawal, a replacement general partner or general partners for the Company by the affirmative vote of the Limited Partners owning at least fifty-one percent (51%) of the total Percentage Interests of all Limited Partners.

SECTION 15.2     WINDING UP.  If the Company is dissolved, the General Partner
------------     -----------
shall proceed with dispatch and without any unnecessary delay to sell or otherwise liquidate all property of the Company. Any act or event (including the passage of time) causing a dissolution of the Company shall in no way affect the validity of, or shorten the term of, any lease, contract or other obligation entered into by or on behalf of the Company. The full rights, powers and authorities of the General Partner shall continue so long as appropriate and necessary to complete the process of winding up the business and affairs of the Company.

SECTION 15.3     APPLICATION OF ASSETS IN WINDING UP.Except as otherwise
------------     ------------------------------------
provided in Section 15.1, upon the occurrence of an event described in Section 15.1, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The General Partner (or in the event there is no General Partner, any Partner elected by the Limited Partners holding a majority of the Percentage Interests) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and assets and the assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

          (a) first, to pay any debts or liabilities of the Company and the Subsidiaries and then to pay, if applicable, the costs and expenses of winding up and terminating the Company and the Subsidiaries;

          (b) next, to establish any reserves which the General Partner reasonably determines to be necessary to provide for any contingent or unforeseen liabilities or obligations of the Company and the Subsidiaries (as the General Partner reasonably determines to be advisable);

          (c) The balance, if any, to the Partners in accordance with their positive Capital Account balances in compliance with Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(2).
                          -

     Notwithstanding anything to the contrary, in the event the General Partner's interest in the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) (including, without
                                               -
limitation, upon the liquidation of the Partnership) and the General Partner's Capital Account has a deficit balance after giving effect to all contributions distributions and allocations for all taxable years, including the year during which such liquidation occurs, the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3).
                                                                          -

     If the Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

SECTION 15.4     NEGATIVE CAPITAL ACCOUNTS. If, after the allocation of the
------------     --------------------------
Profit or Loss from a Capital Transaction involving the sale or disposition of all or substantially all of the assets of the Company or the Subsidiaries (a "Terminating Capital Transaction") pursuant to Section 5.3 and
 -------------------------------
the distribution of the Capital Proceeds from the Terminating Capital Transaction among the Partners and upon final liquidation of the Company, the Capital Account of the Limited Partner is negative, such Partner shall not be obligated to restore to any extent the negative balance in its Capital Account.

SECTION 15.5     TERMINATION. The Company shall terminate, except for the
------------     ------------
purpose of suits, other proceedings, and appropriate action as provided in the Act, when all of its property or each of its Subsidiary's properties shall have been disposed of and the net proceeds and liquid assets, after satisfaction of liabilities to Company creditors, shall have been distributed among the Partners. The General Partner shall have authority to distribute any Company property discovered after dissolution, convey real estate, and take such other action as may be necessary on behalf of and in the name of the Company.

                                   ARTICLE 16

                            MISCELLANEOUS PROVISIONS

SECTION 16.1     AMENDMENT AND MODIFICATION.  This Agreement may not be amended
------------     ---------------------------
or modified except by an instrument in writing signed by all of the parties hereto.

SECTION 16.2     PARTIES IN INTEREST.This Agreement shall be binding upon and,
------------     --------------------
except as provided below, inure solely to the benefit of each party hereto and their successors, assigns and transferees, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 16.3     NOTICES.All notices and other communications hereunder shall be
------------     --------
in writing and shall be deemed given if delivered personally, telecopied, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)     If to the Limited Partner, to:
             CNL Hospitality Properties, Inc.
             CNL Center at City Commons
             450 South Orange Avenue
             Orlando, Florida 32801-3336
             Facsimile:  407-650-1085

             Attn:     Brian Strickland

             with a copy (which shall not constitute notice hereunder) to:

             Greenberg Traurig, LLP
             The MetLife Building
             200 Park Avenue
             New York, New York 10166
             Facsimile:  212-801-6400
             Attn:  Judith Fryer, Esq.
                    Alan S. Gaynor, Esq.

     (b)     If to the General Partner, to:

             Hersha Hospitality Limited Partnership
             148 Sheraton Drive
             Box A
             New Cumberland, Pennsylvania 17070
             Facsimile:  717-974-7383
             Attn:     Hasu P. Shah

             with a copy (which shall not constitute notice) to:

             Hunton & Williams
             951 East Byrd Street
             Richmond, Virginia 23219
             Facsimile:  804-788-8218
             Attn:  Cameron N. Cosby, Esq.
                    Randall S. Parks, Esq.

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

SECTION 16.4     COUNTERPARTS. This Agreement may be executed and delivered
------------     -------------
(including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 16.5     ENTIRE AGREEMENT. This Agreement constitutes the entire
------------     -----------------
agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 16.6     GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be
------------     -------------------------------
construed in accordance with and governed by the internal laws of the State of New York. Each of the parties hereto hereby irrevocably consents, to the maximum extent permitted by law, that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought, at the option of the party instituting the action or proceeding, in any court of general jurisdiction in New York County, New York, in the United States District Court for the Southern District of New York or in any state or federal court sitting in the area currently comprising the Southern District of New York.
Each of the parties hereto waives any objection that it may have to the conduct of any action or proceeding in any such court based on improper venue or forum non conveniens, waives personal service of any and all process upon it, and consents that all service of process may be made by mail or courier service directed to it at the address set forth herein and that service so made shall be deemed to be completed upon the earlier of actual receipt or ten days after the same shall have been posted or delivered to a nationally recognized courier service. Nothing contained in this Section 16.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

SECTION 16.7     PUBLIC ANNOUNCEMENTS.  Each Partner shall consult with each
------------     ---------------------
other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, except for statements required by law or by any listing agreements with any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures filed pursuant to the Securities Act of 1933, as amended and the regulations thereunder or the Securities Exchange Act of 1934, as amended and the rules thereunder.

SECTION 16.8     HEADINGS. The headings of this Agreement are for convenience of
------------     ---------
reference only and are not part of the substance of this Agreement.

SECTION 16.9     ARTICLES, SECTIONS.  Unless the context indicates otherwise,
------------     -------------------
references to Articles, Sections and paragraph, shall refer to the corresponding article, section and paragraph in this Agreement.

SECTION 16.10     BINDING EFFECT.  This Agreement shall be binding upon, and
-------------     ---------------
inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 16.11     JURY TRIAL WAIVER. EACH PARTNER HEREBY WAIVES SUCH PARTNER'S
-------------     ------------------
RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTNER. EACH PARTNER ACKNOWLEDGES THAT NO PERSON HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTNER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTNER HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND EACH PARTNER WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTNER

FURTHER ACKNOWLEDGES THAT EACH HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER.

Section 16.12     Incorporation of Recitals.  The recitals set forth above are
-------------     --------------------------
incorporated and made a part of this Agreement as if fully set forth herein.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY;
                    SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

     IN WITNESS WHEREOF, the undersigned parties have signed this Limited Partnership Agreement of the Company as of the day and year first above written.

                           GENERAL PARTNER:

                           HERSHA HOSPITALITY LIMITED PARTNERSHIP,
                           a limited partnership organized under the laws of the Commonwealth of Virginia

                           By:  Hersha Hospitality Trust,
                                its general partner

                           By:  /s/ Ashish R. Parikh
                                Name:  Ashish R. Parikh
                                Title: Chief Financial Officer

                           LIMITED PARTNER:

                           CNL HOSPITALITY PARTNERS, L.P.,
                           a Delaware limited partnership

                           By:  CNL Hospitality GP Corp.,
                           its general partner

                           By:  /s/ Tammie A. Quinlan
                                Name:  Tammie A. Quinlan
                                Title: Senior Vice President


                           HT/CNL METRO HOTELS, L.P.

                           By:  Hersha Hospitality Limited Partnership,
                                its general partner

                                By: Hersha Hospitality Trust,
                                    its general partner


                           By:  /s/ Ashish R. Parikh
                                Name:  Ashish R. Parikh
                                Title: Chief Financial Officer

     Hersha Hospitality Trust joins in this Agreement for the sole purpose of acknowledging its obligations with respect to the Exchange Rights of the Limited Partner pursuant to Article 13.

                           HERSHA HOSPITALITY TRUST


                           By: /s/ Ashish R. Parikh
                               Name:  Ashish R. Parikh
                               Title:    Chief Financial Officer


     Hersha Hospitality Management, L.P. joins in this Agreement for the sole purpose of acknowledging its obligations with respect to Sections 3.1, 3.4 and
6.8 hereof.

                           HERSHA HOSPITALITY MANAGEMENT, L.P.

                           By: Hersha Hospitality Management, Co.,
                               its general partner

                           By: /s/ David L. Desfor
                               Name:  David L. Desfor
                               Title:    Controller

                                                                       EXHIBIT A

                               ACQUISITION PROFILE

To be agreed upon by the parties

                                                                       EXHIBIT B

                                   PROPERTIES

                         None, as of the Effective Date

                                                                    Schedule 3.4
                         MEMBERS OF INVESTMENT COMMITTEE
                         -------------------------------
LIMITED PARTNER:
---------------

Tom Arasi
Brian Strickland
Charles Muller
Hasu P. Shah
Kiran P. Patel
Neil H. Shah

                                                                 Schedule 4.1(b)


PARTNER          PERCENTAGE INTEREST   PARTNERSHIP UNITS  CAPITAL CONTRIBUTION
---------------  --------------------  -----------------  ---------------------

General Partner         33.333%                1          $              100.00
Limited Partner         66.667%                2          $              200.00